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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EPIRUS BIOPHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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EPIRUS Biopharmaceuticals, Inc.
699 Boylston Street
Eighth Floor
Boston, MA 02116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2015

To the Stockholders of EPIRUS Biopharmaceuticals, Inc.:

        The annual meeting of stockholders for EPIRUS Biopharmaceuticals, Inc. (the "Company") will be held at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, MA 02116, on Thursday, June 4, 2015 at 9:00 a.m., local time. The purposes of the meeting are:

          1.     To elect Geoffrey Duyk, M.D., Ph.D., Daotian Fu, Ph.D. and Scott Rocklage, Ph.D. as Class I directors to serve a term of three years until our 2018 annual meeting of stockholders (Proposal 1);

          2.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2);

          3.     To approve the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan (Proposal 3);

          4.     To approve the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (Proposal 4);

          5.     To approve an amendment to our sixth amended and restated certificate of incorporation, as amended, to decrease the number of authorized shares of common stock from 300,000,000 to 70,000,000 (Proposal 5); and

          6.     To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        Our board of directors has fixed the close of business on April 13, 2015 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Boston, Massachusetts during normal business hours for a period of ten days prior to the annual meeting.

        This year we are using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the Internet (the "Notice of Internet Availability"). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

        This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about April 24, 2015.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 4, 2015: The proxy statement and annual report to security holders are available at www.proxyvote.com.

By order of the Board of Directors,

Amit Munshi
President and Chief Executive Officer of the Company

Boston, Massachusetts
Date: April 24, 2015

YOUR VOTE IS IMPORTANT!

        Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

EPIRUS BIOPHARMACEUTICALS, INC.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 4, 2015

Page
Tax Aspects Under the Code	48
Valuation	49
Required Vote and Recommendation of the Board for Proposal 3	49
PROPOSAL 4: APPROVAL OF THE EPIRUS BIOPHARMACEUTICALS, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN	50
Overview	50
Material Features of the ESPP	50
Valuation	51
New Plan Benefits	51
Federal Income Tax Consequences Relating to the ESPP	52
Required Vote and Recommendation of the Board for Proposal 4	52
PROPOSAL 5: APPROVAL OF AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 70,000,000	53
Required Vote and Recommendation of the Board for Proposal 5	53
NO INCORPORATION BY REFERENCE	54
OTHER MATTERS	54
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING	54
Appendix A: EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan
Appendix B: EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan
Appendix C: Proposed Form of Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation

EPIRUS BIOPHARMACEUTICALS, INC.
699 Boylston Street
Eighth Floor
Boston, Massachusetts 02116
(617) 600-3497

PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of EPIRUS Biopharmaceuticals, Inc., which will be held at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, MA 02116, on Thursday, June 4, 2015 at 9:00 a.m., local time.

        We are making this proxy statement and our annual report to security holders available to stockholders at www.proxyvote.com. On April 24, 2015, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report to security holders or (ii) a notice of Internet availability of proxy materials (the "Notice") containing instructions on how to access and review this proxy statement and our annual report to security holders. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

EXPLANATORY NOTE

        On July 15, 2014, EPIRUS Biopharmaceuticals, Inc., a Delaware corporation and private company ("Private Epirus"), completed its merger with EB Sub, Inc., a wholly-owned subsidiary of Zalicus Inc., a Delaware corporation ("Zalicus"), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), dated as of April 15, 2014, by and among Private Epirus, Zalicus and EB Sub, Inc., formerly known as BRunning, Inc. (the "Merger"). As part of the Merger, Zalicus was renamed EPIRUS Biopharmaceuticals, Inc. ("Public Epirus") and Private Epirus was renamed EB Sub, Inc. ("EB Sub"). The boards of directors of Private Epirus and Zalicus approved the Merger on April 15, 2014, and the stockholders of Private Epirus and Zalicus approved the Merger and related matters on July 15, 2014. Following completion of the Merger, EB Sub, Inc. (formerly Private Epirus), is the surviving corporation of the Merger and a wholly-owned subsidiary of Public Epirus.

        In this proxy statement, unless the context specifically indicates otherwise "the Company," "we," "us," "our," and "Epirus," refer to Public Epirus and its subsidiaries following the Merger, effective on July 15, 2014, and to Private Epirus and its subsidiaries prior to the Merger. References to "Pre-Merger Zalicus" mean Zalicus prior to the Merger effective on July 15, 2014.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

        You have received these proxy materials because you owned shares of Epirus common stock as of April 13, 2015, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report to security holders over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

        You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

        When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint Amit Munshi and Thomas Shea as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card is properly raised for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 13, 2015, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 23,514,851 shares of the Company's common stock outstanding. All such outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

        In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 4, 2015 and will be accessible for ten days prior to the meeting at our principal place of business, 699 Boylston Street, Eighth Floor, Boston, MA 02116, between the hours of 9:00 a.m. and 5:00 p.m., local time.

How do I vote?

        If on April 13, 2015, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. and Computershare, Inc. (collectively, "Computershare"), then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail (if you received a proxy card by mail), as described below. Stockholders also may attend the meeting and vote in person. If you hold shares in "street name" through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

  •
  You may vote by using the Internet.  The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on June 3, 2015. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  You may vote by telephone.  The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on June 3, 2015. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  You may vote by mail.  If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

        The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in "street name" through a bank or broker, you must obtain a proxy, executed in your favor, from the holder of record (the bank or broker) to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

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  You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 699 Boylston Street, Eighth Floor, Boston, MA 02116; or

  •
  You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

        If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

        A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, the holders of a majority of the Company's shares issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. On the record date, there were 23,514,851 shares of common stock outstanding and entitled to vote. Thus, 11,757,426 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

        The following matters are scheduled to be voted on at the Annual Meeting:

  •
  Proposal 1:  To elect three Class I directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2018 annual meeting of stockholders;

  •
  Proposal 2:  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;

  •
  Proposal 3:  To approve the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan;

  •
  Proposal 4:  To approve the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan; and

  •
  Proposal 5:  To approve the amendment to our sixth amended and restated certificate of incorporation, as amended, to decrease the number of authorized shares of common stock from 300,000,000 to 70,000,000.

        No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

        Epirus does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business be properly raised for vote at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

        Stockholder of Record:    Shares Registered in Your Name.    If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

        Beneficial Owner:    Shares Registered in the Name of Broker or Bank.    Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A "broker non-vote" occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1, 3, 4 or 5.

        We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of three Class I directors.

        With respect to the election of nominees for director, you may:

  •
  vote "FOR" the election of the three nominees for director;

  •
  "WITHHOLD" your vote for one or two of the nominees and vote "FOR" the remaining nominee(s); or

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  "WITHHOLD" your vote for the three nominees.

        Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our bylaws and receive the most "FOR" votes will be elected. Only votes cast "FOR" a nominee will be counted. An instruction to "WITHHOLD" authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

        You may vote "FOR" or "AGAINST" or abstain from voting. To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015, pursuant to our bylaws, Proposal 2 must receive a "FOR" vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "FOR" or "AGAINST" the proposal. Therefore, abstentions and broker non-votes will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Approval of the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan.

        You may vote "FOR" or "AGAINST" or abstain from voting. To approve the material terms of the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan, Proposal 3 must receive a "FOR" vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "FOR" or "AGAINST" the proposal and, therefore, will have no effect on the proposal. Because the approval of an equity incentive plan is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 4: Approval of the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan.

        You may vote "FOR" or "AGAINST" or abstain from voting. To approve the material terms of the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, Proposal 4 must receive a "FOR" vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "FOR" or "AGAINST" the proposal and, therefore, will have no effect on the proposal. Because the approval of an employee stock purchase plan is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 5: Approval of the amendment to our sixth amended and restated certificate of incorporation, as amended.

        You may vote "FOR" or "AGAINST" or abstain from voting. To approve the amendment to our sixth amended and restated certificate of incorporation, as amended, to decrease the number of authorized shares of common stock from 300,000,000 to 70,000,000, Proposal 5 must receive a "FOR" vote from a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted "FOR" the proposal and, therefore, will have the effect of a vote "AGAINST" the proposal. Because the approval of an amendment to our sixth amended and restated certificate of incorporation, as amended, is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

        If a nominee is unable to stand for election, our board of directors may either:

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  reduce the number of directors that serve on the board or

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  designate a substitute nominee.

        If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our board of directors recommend that I vote?

        Our board recommends a vote:

  •
  Proposal 1:  "FOR" the election of each of Geoffrey Duyk, M.D., Ph.D., Daotian Fu, Ph.D. and Scott Rocklage, Ph.D. as Class I directors to serve a term of three years until our 2018 annual meeting of stockholders;

  •
  Proposal 2:  "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;

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  Proposal 3:  "FOR" the approval of the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan;

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  Proposal 4:  "FOR" the approval of the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan; and

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  Proposal 5:  "FOR" the approval of the amendment to our sixth amended and restated certificate of incorporation, as amended, to decrease the number of authorized shares of common stock from 300,000,000 to 70,000,000.

What happens if I sign and return my proxy card but do not provide voting instructions?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

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  Proposal 1: "FOR" the election of each of Geoffrey Duyk, M.D., Ph.D., Daotian Fu, Ph.D. and Scott Rocklage, Ph.D. as Class I directors;

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  Proposal 2: "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;

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  Proposal 3: "FOR" the approval of the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan;

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  Proposal 4: "FOR" the approval of the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan; and

  •
  Proposal 5: "FOR" the approval of the amendment to our sixth amended and restated certificate of incorporation, as amended, to decrease the number of authorized shares of common stock from 300,000,000 to 70,000,000.

  •
  If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?

        You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of EPIRUS Biopharmaceuticals, Inc. common stock as of April 13, 2015) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

        The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

        Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 10, 2015.

How can I find Epirus' proxy materials and annual report to security holders on the Internet?

        This proxy statement and the 2014 annual report on Form 10-K to security holders are available at our corporate website at www.epirusbiopharma.com under the Investors tab. You also can obtain copies without charge at the SEC's website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have "cookies" that identify visitors to the site.

How do I obtain a separate set of Epirus' proxy materials if I share an address with other stockholders?

        In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report to security holders and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request by mail to EPIRUS Biopharmaceuticals, Inc., 699 Boylston Street, Eighth Floor, Boston, MA 02116 Attn: Secretary, or by telephone to (617) 600-3497. We will deliver such additional copies promptly upon receipt of such request.

        In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy and you now receive more than one, please submit your request by mail to EPIRUS Biopharmaceuticals, Inc., 699 Boylston Street, Eighth Floor, Boston, MA 02116 Attn: Secretary, or by telephone to (617) 600-3497.

Can I receive future proxy materials and annual reports electronically?

        Yes. This proxy statement and the 2014 annual report to security holders are available on our website at www.epirusbiopharma.com under the Investors tab. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year's annual meeting or nominate individuals to serve as directors?

        Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2016 annual meeting of stockholders.

  Requirements for Stockholder Proposals to be Considered for Inclusion in Epirus' Proxy Materials:

        Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2016 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in Epirus' proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 28, 2015 which is after the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for this year's Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company's bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2016 annual meeting of stockholders by more than 30 days from the anniversary of this year's Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2016 annual meeting of stockholders. Proposals should be sent to EPIRUS Biopharmaceuticals, Inc., 699 Boylston Street, Eighth Floor, Boston, MA 02116 Attn: Secretary.

  Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Epirus' Proxy Materials:

        Stockholders who wish to nominate persons for election to the board of directors at the 2016 annual meeting of stockholders or who wish to present a proposal at the 2016 annual meeting of stockholders, but who do not intend for such proposal to be included in Epirus' proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Secretary at 699 Boylston Street, Eighth Floor, Boston, MA 02116 no earlier than March 6, 2016 and no later than April 5, 2016. However, if the 2016 annual meeting of stockholders is held earlier than May 5, 2016 or later than July 4, 2016, nominations and proposals must be received no later than the close of business on the 10th day following the day we first mail notice of or first publicly announce the date of the 2016 annual meeting, whichever occurs first. The stockholder's written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the Company's bylaws.

  Copy of Bylaws:

        You may request a copy of the Company's bylaws at no charge by writing to Epirus' Secretary at 699 Boylston Street, Eighth Floor, Boston, MA 02116.

Whom should I call if I have any questions?

        If you have any questions, would like additional Epirus proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, EPIRUS Biopharmaceuticals, Inc., 699 Boylston Street, Eighth Floor, Boston, MA 02116 or by telephone at (617) 606-3288.

Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on Thursday, June 4, 2015

        This proxy statement and our annual report to security holders are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

General

        Our board of directors is currently comprised of eight directors divided into three classes with staggered three-year terms. There are currently three directors in Class I, two directors in Class II and three directors in Class III. The term of office of our Class I directors, Geoffrey Duyk, M.D., Ph.D., Daotian Fu, Ph.D. and Scott Rocklage, Ph.D. will expire at this year's Annual Meeting. The term of office of our Class II directors, J. Kevin Buchi and William Hunter, M.D., will expire at the 2016 annual meeting of stockholders. The term of office of our Class III directors, Mark H.N. Corrigan, M.D., Amit Munshi and Julie McHugh, will expire at the 2017 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.

Nominees for Election as Class I Directors at the Annual Meeting

        This year's nominees for election to the board as our Class I directors to serve for a term of three years expiring at the 2018 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 13, 2015 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any of the nominees will be unable to serve if elected.

Name	Age	Positions and Offices Held with the Company*	Director Since
Geoffrey Duyk, M.D., Ph.D.(1)	56	Director	2014
Daotian Fu, Ph.D.(1)	52	Director	2014
Scott Rocklage, Ph.D.(1)	60	Director	2014

*
For purposes of this table, "the Company" refers to the Company, together with Pre-Merger Zalicus, but excluding Private Epirus. Prior to the Merger, each of the nominees for Class I directors served as directors of Private Epirus beginning in the year indicated: Dr. Duyk (2011), Dr. Fu (2014) and Dr. Rocklage (2011).

(1)
Appointed to the Company's board in July 2014 in connection with the Merger.

        The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.

        Geoffrey Duyk, M.D., Ph.D.—Dr. Duyk is currently a partner at TPG Capital, L.P. and managing director for TPG Biotech and TPG Alternative and Renewable Technologies. Dr. Duyk previously served as a board member and President of Research & Development at Exelixis, Inc. from 1996 to 2003 and as a board member of Moksha8 Inc. from 2013 to 2014. Previously, Dr. Duyk was one of the founding scientific staff at Millennium Pharmaceuticals Inc. (now Millennium: The Takeda Oncology Company) and served as Vice President of Genomics at Millennium Pharmaceuticals Inc. He also was an Assistant Professor at Harvard Medical School and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves on the board of directors of two publicly traded companies, Amyris, Inc. and Aerie Pharmaceuticals, Inc. and serves on the board of directors of Beta Renewables S.p.A.,

DNAnexus, Inc., Elevance Renewable Sciences, Inc., Galleon Pharmaceuticals, Inc., Genomatica, Inc., Karos Pharmaceuticals, Inc. and Ebes, all privately held companies. Dr. Duyk serves on the audit committee of Amyris. Dr. Duyk is also a member of the board of directors of the American Society of Human Genetics and a member of the Board of Trustees for Case Western Reserve University. He is a member of the scientific advisory board for Jackson Laboratories (Bar Harbor, ME). Our board of directors believes that Dr. Duyk is qualified to serve as a director based on his scientific expertise and his experience as an officer and director of other pharmaceutical companies.

        Daotian Fu, Ph.D.—Dr. Fu is Vice President and director of Livzon Pharmaceutical Group Inc. He is also General Manager of Livzon MabPharm Inc., an early stage biologics development company partially funded by Livzon Pharmaceutical Group Inc. Prior to joining Livzon, Dr. Fu was Vice President at Genzyme for over ten years where he was responsible for the quality control and analytical development of all biologics in development. He has also held several technical and management positions, including Director at Charles River Lab and Manager of Neose Pharmaceuticals. Our board of directors believes that Dr. Fu is qualified to serve as a director based on his scientific expertise, his experience as a director and officer at Livzon and his additional technical and managerial experience.

        Scott Rocklage, Ph.D.—Dr. Rocklage has been Venture Partner of 5AM Ventures Management, LLC since 2003, and a Managing Partner since 2004. Dr. Rocklage has over three decades of healthcare management experience with strategic leadership responsibilities that led to FDA approval of three U.S. New Drug Applications (Omniscan™, Teslascan® and Cubicin®), and he has entered multiple drug candidates into clinical trials. Dr. Rocklage has served as Chairman and CEO of Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.), President and CEO of Nycomed Salutar, Inc., and has also held various R&D positions at Nycomed Salutar and Catalytica, Inc. Dr. Rocklage currently serves on the board of directors of Achaogen, Inc., a publicly traded company and also serves on the boards of Pulmatrix, Inc., Kinestral, Inc., Rennovia, Inc., Novira Therapeutics, Inc. and Cidara Therapeutics, Inc. (formerly K2 Therapeutics Inc.), all privately held companies. Dr. Rocklage serves on the compensation committees of Pulmatrix and Novira. Dr. Rocklage was formerly Executive Chairman of Ilypsa, Inc. (acquired by Amgen Inc.), Miikana Therapeutics Inc. (acquired by EntreMed Inc.) and Semprus BioSciences (acquired by Teleflex Inc.). Dr. Rocklage received his B.S. in Chemistry from the University of California, Berkeley and his PhD in Chemistry from the Massachusetts Institute of Technology where he conducted research in the laboratory of Richard R. Schrock (Nobel Prize in Chemistry in 2005). Our board of directors believes that Dr. Rocklage is qualified to serve as a director based on his scientific expertise, his healthcare management experience and his experience as a director and officer of other pharmaceutical companies.

Required Vote and Recommendation of the Board for Proposal 1

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The three nominees receiving the most "FOR" votes among votes properly cast in person or by proxy will be elected to the board as Class I directors. You may vote "FOR" or "WITHHOLD" on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 "FOR" the election of Drs. Duyk, Fu and Rocklage to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked "WITHHOLD" with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" GEOFFREY DUYK, M.D., PH.D., DAOTIAN FU, PH.D. AND
SCOTT ROCKLAGE, PH.D.

Continuing Directors Not Standing for Election

        Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of April 13, 2015 is set forth below.

Name	Age	Positions and Offices Held with the Company*	Director Since
J. Kevin Buchi(1)	59	Director	2014
William Hunter, M.D.	52	Director	2009
Mark H.N. Corrigan, M.D.	57	Director, Chairman of the Board	2009
Amit Munshi(1)	47	Director, President, Chief Executive Officer	2014
Julie McHugh(1)	50	Director	2014

*
For purposes of this table, "the Company" refers to the Company, together with Pre-Merger Zalicus, but excluding Private Epirus. Prior to the Merger, the following persons served as directors of Private Epirus beginning in the year indicated: Mr. Munshi (2012) and Mr. Buchi (2013).

(1)
Appointed to the board in July 2014 in connection with the Merger.

Class II Directors (Terms Expire in 2016)

        J. Kevin Buchi—Mr. Buchi currently serves as Chief Executive Officer of TetraLogic Pharmaceuticals Corp. Mr. Buchi served as Corporate Vice President, Global Branded Products for Teva Pharmaceutical Industries Ltd. from the completion of the acquisition of Cephalon, Inc. in October 2011, until May 2012. Prior to joining Teva, Mr. Buchi was Cephalon's Chief Executive Officer from 1991 to 2011. Mr. Buchi serves as a member of the board of directors of TetraLogic Pharmaceuticals Corp., Stemline Therapeutics, Inc. Alexza Pharmaceuticals, Inc., Benitec Biopharma Limited and Forward Pharma, all publicly traded companies. Mr. Buchi serves on the compensation committee of Alexza, serves on the audit committee of Forward Pharma and serves on the audit, the compensation and the nominating and corporate governance committees of Stemline. Mr. Buchi graduated from Cornell University with a degree in chemistry and received a Master of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University. He is a Certified Public Accountant. Our board of directors believes that Mr. Buchi is qualified to serve as a director based on his experience as an officer and director of other pharmaceutical companies and his educational background in chemistry and accounting.

        William Hunter, M.D.—Dr. Hunter has served as a member of the board of directors since the Merger closed on July 15, 2014, and prior to that time served as a director of Pre-Merger Zalicus since December 2009. Dr. Hunter has been the President and Chief Executive Officer of Cardiome Pharma Corp., a publicly traded drug development and research company, since July 2012. Dr. Hunter has served on the board of directors of Cardiome since June 2007 and has served on the board of directors of International Healthcare Investments Limited, a publicly traded company, since August 2014. Dr. Hunter serves on the nominating and corporate governance committee of Cardiome. Dr. Hunter founded Angiotech Pharmaceuticals, Inc., a publicly traded pharmaceutical and medical device company in November 1992, and served as a director and its President and Chief Executive Officer until October 2011. In January 2011, Angiotech voluntarily filed under the Canada Companies' Creditors Arrangement Act the ("CCAA") to pursue a restructuring supervised by the Supreme Court of British Columbia, and also voluntarily filed a petition under Chapter 15 of the United States Bankruptcy Code to obtain recognition and enforcement in the United States of the restructuring being pursed under the CCAA proceedings. The Angiotech restructuring was completed in May 2011. Dr. Hunter holds a B.Sc. from McGill University and an M.Sc. and M.D. from the University of British Columbia. Our board of directors believes that Dr. Hunter is qualified to serve as a director based on his medical expertise and his experience as an officer and director of other pharmaceutical companies.

Class III Directors (Terms Expire in 2017)

        Mark H.N. Corrigan, M.D.—Dr. Corrigan has served as a member of the board of directors since the Merger closed on July 15, 2014, and prior to that time served as a director of Pre-Merger Zalicus since December 2009. Dr. Corrigan served as president and chief executive officer of Pre-Merger Zalicus from January 2010 until the Merger closed on July 15, 2014. Dr. Corrigan was Executive Vice President, Research & Development of Sunovian Pharmaceuticals Inc. (formerly Sepracor Inc.), a publicly traded pharmaceutical company, from April 2003 until December 2009. Prior to joining Sunovian Pharmaceuticals, Dr. Corrigan spent 10 years with Pharmacia & Upjohn, Inc., a publicly traded pharmaceutical company acquired by Pfizer, Inc. in 2002, most recently as Group Vice President of Global Clinical Research and Experimental Medicine. Prior to joining the pharmaceutical industry, Dr. Corrigan spent five years in academic research at the University of North Carolina Medical School, focusing on psychoneuroendocrinology. Dr. Corrigan served on the board of directors of Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.), a publicly traded biopharmaceutical company, from 2008 until 2014. Dr. Corrigan served on the board of directors of Avanir Pharmaceuticals, a publicly traded company, where he was chairman of the Scientific Committee and served on the nominating and corporate governance committee from 2014 until 2015. Dr. Corrigan holds a B.A. and an M.D. from the University of Virginia and subsequently received specialty training in Psychiatry at Cornell and Maine Medical Center. Our board of directors believes that Dr. Corrigan is qualified to serve as a director based on his medical expertise, his experience as president and chief executive officer of Pre-Merger Zalicus and his experience as an officer and director of other pharmaceutical companies.

        Amit Munshi—Mr. Munshi has served as President, Chief Executive Officer and a director of the Company since the Merger closed on July 15, 2014, and prior to that time served as President and Chief Executive Officer and a director of Private Epirus since May 2012. Mr. Munshi served as Chief Executive Officer of Percivia LLC in 2011 and also was a co-founder, and the chief business officer, at Kythera Biopharmaceuticals, Inc., a publicly traded company, from August 2005 until December 2010. Previously, he held leadership positions at Amgen Inc., including General Manager, Nephrology Europe. Mr. Munshi has more than 24 years of pharmaceutical and biotechnology experience both in the United States and internationally, including general management, product development, licensing, and business development experience. Mr. Munshi serves on the boards of Oxeia Biopharmaceuticals, Inc., Adrista, Inc. and Cytrellis Biosystems, Inc., all of which are privately held companies, and previously served on the boards of Nephrian, Inc., a privately held company, from 2005 until 2010 and Cynvenio Biosystems, Inc., a privately held company, from 2012 until 2014. Our board of directors believes that Mr. Munshi is qualified to serve as a director based on his experience as President and Chief Executive Officer of both the Company and Private Epirus and his experience as an officer and director of other pharmaceutical companies.

        Julie McHugh—Ms. McHugh served as chief operating officer for Endo Health Solutions, Inc. from March 2010 until May 2013, where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to joining Endo, Ms. McHugh was the chief executive officer of Nora Therapeutics, Inc., a venture capital backed company developing novel therapies for the treatment of infertility disorders, from April 2009 until December 2009. Ms. McHugh also served as company group chairman for Johnson & Johnson's worldwide virology business unit from 2006 to 2008, and she was previously president of Centocor, Inc., a Johnson & Johnson subsidiary. While at Johnson & Johnson, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). She currently serves on the board of visitors for the Smeal College of Business of the Pennsylvania State University and the board of directors for

Ironwood Pharmaceuticals, Inc. and Trevena Pharmaceuticals, Inc., both of which are publicly traded companies and Xellia Pharmaceuticals, Inc., a privately held company. Ms. McHugh serves on the nominating and corporate governance committee of Trevena Pharmaceuticals, serves on the commercial committee of Xellia Pharmaceuticals and serves on the audit committee of Ironwood Pharmaceuticals, Inc. She previously served on the board of directors for ViroPharma Inc., a publicly traded company, from January 2011 until January 2013, the Biotechnology Industry Organization (BIO), the Pennsylvania Biotechnology Association and the New England Healthcare Institute (NEHI). Ms. McHugh received her masters of business administration degree from St. Joseph's University and her Bachelor of Science degree from Pennsylvania State University. Our board of directors believes that Ms. McHugh is qualified to serve as a director based on her product development and launch experience and her experience as a director and officer of other pharmaceutical companies.

CORPORATE GOVERNANCE

Independent Directors

        Our board of directors determined that each of Mr. Buchi, Drs. Duyk, Rocklage and Hunter and Ms. McHugh qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Stock Market LLC ("Nasdaq"). Our board of directors determined that Mr. Munshi and Drs. Fu and Corrigan do not qualify as independent directors in accordance with the published listing requirements of Nasdaq, because Mr. Munshi is our current Chief Executive Officer, Dr. Corrigan is a former Chief Executive Officer and Dr. Fu is a general manager of Livzon MabPharm Inc., with whom we have entered into an Exclusive License and Collaboration Agreement. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors and its committees schedule meetings throughout the year, and also can hold special meetings and act by written consent from time to time as appropriate. The non-employee directors of our board of directors also hold separate regularly scheduled executive session meetings at least twice a year at which only non-employee directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each current member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are available on our website at www.epirusbiopharma.com under the Investors tab. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

        The following table provides membership information for each of the committees of the board of directors following the Merger:

Committee	Chairman	Members
Audit Committee	J. Kevin Buchi(1)	William Hunter, M.D.
Julie McHugh(1)
Compensation Committee	Scott Rocklage, Ph.D.(2)	Julie McHugh(2)
Nominating and Corporate Governance Committee	Geoffrey Duyk, M.D., Ph.D.(3)	William Hunter, M.D.

(1)
Appointed to the audit committee of Public Epirus in July 2014 in connection with the Merger.

(2)
Appointed to the compensation committee of Public Epirus in July 2014 in connection with the Merger.

(3)
Appointed to the nominating and corporate governance committee of Public Epirus in July 2014 in connection with the Merger.

Audit Committee

        Our audit committee currently consists of J. Kevin Buchi, William Hunter, M.D. and Julie McHugh. Mr. Buchi serves as the chairman of the audit committee. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

        Mr. Buchi qualifies as an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC. The designation of Mr. Buchi as an "audit committee financial expert" does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an "audit committee financial expert" pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

        The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our code of business conduct and ethics. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Related party transactions will be approved by our audit committee before we enter into them, in accordance with the applicable rules of Nasdaq.

        Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.

Compensation Committee

        Our compensation committee consists of Scott Rocklage, Ph.D. and Julie McHugh. Dr. Rocklage serves as chairman of the compensation committee. Our board of directors has determined that Dr. Rocklage and Ms. McHugh satisfy the independence requirements of Nasdaq and the SEC rules and regulations for directors. Although, as a smaller reporting company we are not subject to the enhanced compensation committee independence standards recently approved by Nasdaq, each of the members of our compensation committee would satisfy these more stringent standards. Each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The compensation committee makes recommendations to the board of directors and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, and stock option and other incentive compensation arrangements. In addition, our compensation committee will administer our stock option and employee stock purchase plans, including granting stock options to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

        In accordance with Nasdaq listing standards and our compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to fund such advisors, and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. During 2014, the compensation committee engaged Nancy Arnosti of Arnosti Consulting to provide advice in connection with executive compensation programs and used Ms. Arnosti's recommendations as part of its decision-making process for setting the named executive officers' 2014 compensation. The compensation committee assessed the independence of Ms. Arnosti pursuant to Nasdaq listing standards and concluded that the work of Ms. Arnosti has not raised any conflict of interest.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee currently consists of Geoffrey Duyk, M.D., Ph.D. and William Hunter, M.D. Dr. Duyk serves as chairman of the nominating and corporate governance committee. Our board of directors has determined that Drs. Duyk and Hunter satisfy the independence requirements of the Nasdaq and the SEC rules and regulations for directors.

        Our nominating and corporate governance committee identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors, conducts searches for appropriate directors and evaluates the performance of our board of directors and of individual directors. In evaluating potential nominees to the board of directors, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of our board of directors. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account a candidate's background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. The nominating and corporate governance committee may also consider candidates recommended by stockholders. See "Questions and Answers About This Proxy Material and Voting—Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Epirus' Proxy Materials" for procedures to be followed by stockholders in submitting director candidates. The nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board concerning corporate governance matters. Our nominating and corporate governance committee considers the overall diversity and composition of the board of directors in identifying director nominees.

Board Meetings and Attendance

        Before the Merger, which was effective as of July 15, 2014, Private Epirus' board of directors held four meetings and its audit committee held five meetings. No director attended less than 75% of the aggregate of the total number of board meetings held during such director's term and the total number of meetings of the committees on which such director served during such director's term. Private Epirus did not hold an annual meeting in 2014.

        Before the Merger, which was effective as of July 15, 2014, Pre-Merger Zalicus' board of directors held nine meetings, the audit committee held three meetings, the compensation committee held four meetings and the corporate governance and nominating committee held one meeting. Pre-Merger Zalicus also formed a transaction committee, which held eight meetings. No director attended less than 75% of the aggregate of the total number of board meetings held during such director's term and the total number of meetings of the committees on which such director served during such director's term. All of Pre-Merger Zalicus' directors attended Pre-Merger Zalicus' annual meeting in 2014.

        After the Merger, which was effective as of July 15, 2014, our board of directors held four meetings, the audit committee held five meetings, the compensation committee held three meetings and the nominating and corporate governance committee held two meetings. No director attended less than 75% of the aggregate of the total number of board meetings held during such director's term and the total number of meetings of the committees on which such director served during such director's term. We encourage our directors to attend the Annual Meeting.

Director Attendance at Annual Meetings of Stockholders

        Directors are encouraged, but not required, to attend our annual stockholder meetings. Private Epirus did not hold an annual meeting in 2014 and all of Pre-Merger Zalicus' directors attended Pre-Merger Zalicus' annual meeting in 2014.

Board Leadership Structure

        Our board of directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the Chairman of the Board to lead our board of directors in its fundamental role of providing advice to and independent oversight of our management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the board of directors' oversight responsibilities continue to grow. Our board of directors is led by our Chairman of the Board. The Chairman of the Board chairs all board meetings (including executive sessions), acts as liaison between the non-employee directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our internal and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors and calls meetings of the non-employee directors. We believe that having different people serving in the roles of Chairman of the Board and Chief Executive Officer is an appropriate and effective organizational structure for our Company.

Risk Oversight

        Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        Each of our board committees also oversees the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee with respect to risk management and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Code of Business Conduct

        Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of business conduct and ethics is posted on our website at www.epirusbiopharma.com under the Investors tab. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Limitation of Liability and Indemnification

        We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our current certificate of incorporation and bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors and executive officers in connection with a legal proceeding.

Communications to the Board of Directors

        Stockholders interested in communicating with the non-employee directors regarding their concerns or issues may address correspondence to a particular director, or to the non-employee directors generally, in care of EPIRUS Biopharmaceuticals, Inc., 699 Boylston Street, Eighth Floor, Boston, MA 02116, Attn: Secretary of the Company. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the Chairman of the Board of Directors, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation

        On July 16, 2014, the board of directors adopted a compensation policy for non-employee directors, which became effective upon the consummation of the Merger. Pursuant to the policy, the annual retainer for the Chairman of the Board was $60,000 and the annual retainer for all other non-employee directors was $35,000. The annual retainers set forth above assumed that there were at least four in-person board meetings per year. No additional compensation was to be paid if there were more than four in-person board meetings in the applicable year. The per-meeting compensation (one-fourth of each annual retainer) was to be reduced by $5,000 if a telephonic meeting was held rather than an in-person board meeting and there were fewer than four in-person board meetings in such year. The director compensation policy provided that each member of the audit committee other than the chairman would receive an additional $5,000 annual retainer for service on such committee and each member of the compensation committee or the nominating and corporate governance committee, other than the respective chairmen, would receive an additional $2,500 annual retainer for service on such committee. The chairman of the audit committee would receive an additional $15,000 annual retainer; the chairman of the compensation committee would receive an additional $10,000 annual retainer; and the chairman of the nominating and corporate governance committee receives an additional $7,000 annual retainer. The retainers were to be paid quarterly in arrears and the retainer for the last quarter of each year was to be adjusted based on the director's in-person attendance during the year. The non-employee director compensation policy also provided for the grant of stock options to the non-employee directors, but no grants of such options were made prior to the adoption of the revised policy, described below.

        On April 2, 2015, the board of directors adopted a revised non-employee director compensation policy, which will be effective and supersede the existing policy as of the Annual Meeting. Pursuant to the revised non-employee director compensation policy, the annual retainer for each non-employee director other than the Chairman of the Board has been increased to $40,000. The additional retainer for each member of the audit committee other than the chairman has been increased to $7,500; the additional retainer for each member of the compensation committee other than the chairman has been increased to $5,000; and the annual retainer for each member of the nominating and corporate governance committee other than the chairman has been increased to $3,500. The retainer for the chairman of the nominating and corporate governance committee has been increased to $7,500. The retainer for the Chairman of the Board and the retainers for the chairmen of the audit and compensation committees have remained the same as in the prior policy. Under the revised non-employee director compensation policy, there are no adjustments to annual retainers based on numbers of in-person meetings.

        Pursuant to the revised non-employee director compensation policy, on the day following each annual meeting of our stockholders, each non-employee director will be granted a stock option for 9,000 shares of common stock, which will vest in four equal quarterly installments over the one-year period following the date of grant. Each newly elected non-employee director who joins our board will receive an initial award of a stock option for 14,000 shares of common stock, which will vest in equal monthly installments over a three-year period following the date of grant. All stock option grants to non-employee directors will have an exercise price equal to the fair market value per share (as defined in the applicable equity plan) on the date of grant and a term of ten years from the date of grant (subject to earlier termination in connection with termination of service) and will be subject to the terms of our Amended and Restated 2004 Incentive Plan or any successor thereto.

Director Compensation Table for Year Ended December 31, 2014

        The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(3)	Total ($)
Geoffrey Duyk, M.D., Ph.D.	21,000	—	21,000
Daotian Fu, Ph.D.	17,500	—	17,500
J. Kevin Buchi	25,000	—	25,000
William Hunter, M.D.	21,250	91,978	113,228
Mark H.N. Corrigan, M.D.(2)	30,000	—	30,000
Scott Rocklage, Ph.D.	22,500	—	22,500
Julie McHugh	21,250	91,978	113,228

(1)
The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 13 of the Notes to the Financial Statements in our annual report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(2)
Does not include compensation paid to Dr. Corrigan for his services as an officer of Pre-Merger Zalicus prior to his becoming a non-employee director, which is shown in the Summary Compensation Table below.

(3)
The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2014:

	Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Geoffrey Duyk, M.D., Ph.D.	—	—	—	—
Daotian Fu, Ph.D.	—	—	—	—
J. Kevin Buchi	6,629	6,630	1.30	07/08/2023	(2)
William Hunter, M.D.	250	—	57.00	01/15/2020	(3)
	250	—	79.80	09/08/2020	(3)
	250	—	144.00	05/24/2021	(3)
	250	—	45.60	05/23/2022	(3)
	250	—	34.80	06/06/2023	(3)
	1,841	11,418	11.48	07/16/2024	(4)
Mark H.N. Corrigan, M.D.(1)	24,999	—	57.00	01/15/2020	(3)
	4,998	—	159.00	02/08/2021	(3)
	14,999	—	67.80	01/25/2022	(3)
	8,332	—	45.60	01/03/2023	(3)
	24,999	—	14.70	02/10/2024	(5)
Scott Rocklage, Ph.D.	—	—	—	—
Julie McHugh	1,841	11,418	11.48	07/16/2024	(4)

(1)
Awards were granted to Dr. Corrigan for his services as an officer of Pre-Merger Zalicus prior to his becoming a non-employee director.

(2)
The shares of stock that are subject to this option vest in substantially equal monthly installments over three years beginning on June 21, 2013.

(3)
Number of shares and option exercise price are adjusted for the 1-for-6 reverse stock split effected on October 3, 2013 and the 1-for-10 reverse stock split effected on July 16, 2014.

(4)
The shares of stock that are subject to this option vest in substantially equal monthly installments over three years beginning on July 16, 2014.

(5)
Number of shares and option exercise price are adjusted for the 1-for-10 reverse stock split effected on July 16, 2014.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected Ernst & Young LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the year ending December 31, 2015, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee of the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board of directors will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee of our board of directors, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm's Fees

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2014, and December 31, 2013, by Ernst & Young LLP, our principal independent registered public accounting firm.

	Year Ended December 31,
	2014		2013
Audit fees	$2,498,308	(1)	$361,011	(2)
Audit-related fees	—		—
Tax fees(3)	68,405		138,500
All other fees

Total fees	$2,566,713		$499,511

(1)
The fees incurred by Ernst & Young LLP include professional services rendered in connection with the annual audit of our consolidated financial statements for the years ending December 31, 2014 and December 31, 2013 and the review of quarterly financial statements included in our Quarterly Reports on Form 10-Q and the review and consent issued for our Registration Statements on Form S-4 and Form S-8.

(2)
The fees incurred by Ernst & Young LLP include professional services rendered in connection with the audit of our consolidated financial statements for the years ending December 31, 2013, December 31, 2012 and December 31, 2011.

(3)
The fees incurred by Ernst & Young LLP include professional services rendered in connection with preparation of our tax return for the year ended December 31, 2013 and world-wide company tax strategy.

        All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

        The audit committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and other related services up to specified amounts, as part of the audit committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service.

Required Vote and Recommendation of the Board for Proposal 2

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.

 REPORT OF THE AUDIT COMMITTEE1

        The audit committee of our board of directors operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under "Corporate Governance—Board Committees—Audit Committee". Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. In addition, the audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented, including the quality, not just the acceptability of the accounting principles, the reasonableness of significant estimates, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the accountant's communications with the audit committee concerning independence, and discussed with Ernst & Young LLP their independence from the Company.

        The audit committee has adopted a charter and a process for pre-approving services to be provided by the independent registered public accounting firm.

        Based upon the review and discussions described in the preceding paragraphs, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

        Submitted by the Audit Committee of the Company's Board of Directors:

J. Kevin Buchi (Chairman)
William Hunter, M.D.
Julie McHugh

1
The material in this report shall not be deemed to be "soliciting material" or "filed" with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information concerning beneficial ownership of our common stock as of April 13, 2015, by:

  •
  each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

  •
  each of our current named executive officers;

  •
  each of our current directors; and

  •
  all of our current executive officers and directors as a group.

        The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 10, 2015.

        The percentage ownership is based upon 23,514,851 shares of common stock outstanding as of April 13, 2015.

        For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 13, 2015 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders (other than our executive officers and directors)
5AM Partners III, LLC(2) 2200 Sand Hill Road, Suite 110 Menlo Park, CA 94025	2,635,255	11.20%
Jennison Associates LLC(3) 466 Lexington Avenue New York, NY 10017	2,500,000	10.63%
TPG Group Holdings (SBS) Advisors, Inc.(4) c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	2,223,922	9.46%
Camber Capital Management LLC(5) 101 Huntington Avenue, Suite 2550 Boston, MA 02199	2,000,000	8.51%
Montreux Equity Partners IV, L.P. and related persons(6) One Ferry Building, Suite 255 San Francisco, CA 94111	1,942,876	8.26%
Livzon MabPharm Inc.(7) No. 132, Guihua Road North Gongbei, Zhuhai Guangdong, China 519020	1,566,023	6.66%

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Broadfin Capital, LLC(8) 300 Park Avenue, 25th Floor New York, New York 10022	1,500,000	6.38%
FMR LLC(9) 245 Summer Street Boston, MA 02210	1,474,800	6.27%
Directors and Executive Officers
Amit Munshi(10)	227,203	*
Michael Wyand, DVM, Ph.D.(11)	62,482	*
Thomas Shea(12)	50,146	*
Scott Rocklage, Ph.D.(2)	2,635,255	11.20%
Mark H.N. Corrigan, M.D.(13)	100,186	*
J. Kevin Buchi(14)	8,471	*
William Hunter, M.D.(15)	6,766	*
Julie McHugh(16)	3,683	*
Geoffrey Duyk, M.D., Ph.D.(17)	—	*
Daotian Fu, Ph.D.(7)	—	*
All current directors and executive officers as a group (11 persons(18))	3,121,123	13.06%

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o EPIRUS Biopharmaceuticals, Inc., 699 Boylston Street, Eighth Floor, Boston, MA 02116.

(2)
Based on a Schedule 13D/A filed on February 10, 2015, the 2,635,255 shares include 20,345 shares subject to warrants. Of this total number of shares, 5AM Ventures III, L.P. ("Ventures III") directly owns 2,569,045 shares, which includes 19,834 shares subject to warrants and 5AM Co-Investors III, L.P. ("Co-Investors III") directly owns 66,210 shares, which includes 511 shares subject to warrants. 5AM Partners III, LLC ("Partners III") is the general partner of Ventures III and Co-Investors III, and Dr. John Diekman, Andrew Schwab and Dr. Scott Rocklage, a member of our board of directors, are the managing members of Partners III. Accordingly, Partners III may be deemed to have sole voting power, and Drs. Diekman and Rocklage and Mr. Schwab may be deemed to have shared power to vote these shares.

(3)
Based on a Schedule 13G filed on February 10, 2015, Jennison Associates LLC ("Jennison") furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients ("Managed Portfolios"). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the 2,500,000 shares of the common stock aggregately held by such Managed Portfolios. Prudential Financial, Inc. ("Prudential") indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of common stock reported on Jennison's Schedule 13G are included in the shares reported on a separate Schedule 13G filed by Prudential.

(4)
Based on a Schedule 13D filed on July 25, 2014 and adjusted for the 1-for-10 reverse stock split effected at 12:01 a.m. ET on July 16, 2014, this amount represents 2,223,922 shares held of record by TPG Biotechnology Partners III, L.P. ("TPG Biotech III"). TPG Group Holdings (SBS)

  Advisors, Inc. ("Group Advisors") is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG Biotechnology GenPar III Advisors, LLC, which is the general partner of TPG Biotechnology GenPar III, L.P., which is the general partner of TPG Biotech III. Due to Group Advisors' relationship to TPG Biotech III, Group Advisors may be deemed to beneficially own these shares. David Bonderman and James G. Coulter are officers and sole stockholders of Group Advisors, and may also be deemed to beneficially own these shares.

(5)
Based on a Schedule 13G filed on February 9, 2015, jointly on behalf of Camber Capital Management LLC and Stephen Dubois, who share voting power and dispositive power over these shares.

(6)
Based on a Schedule 13D/A filed on February 9, 2015, this amount represents 1,671,400 shares held of record by Montreux Equity Partners IV, L.P. ("Montreux IV") and 271,476 shares held of record by Montreux Equity Partners V, L.P. ("Montreux V"). John J. Savarese, M.D., Howard D. Palefsky, and Daniel K. Turner III are the managers of Montreux Equity Management IV, LLC, which is the sole general partner of Montreux IV and Daniel K. Turner III is the sole manager of Montreux Equity Management V, LLC, which is the sole general partner of Montreux V.

(7)
Based on a Schedule 13G filed on August 5, 2014 and adjusted for the 1-for-10 reverse stock split effected at 12:01 a.m. ET on July 16, 2014, this amount represents 1,566,023 shares held of record by Livzon MabPharm Inc. ("Livzon"), Daotian Fu, a member of our board of directors, is a General Manager of Livzon and disclaims any beneficial ownership of these shares.

(8)
Based on a Schedule 13G filed on February 6, 2015, jointly on behalf of Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler, who share voting power and dispositive power over these shares.

(9)
Based on a Schedule 13G/A filed with the SEC on April 10, 2015, these shares are owned directly by various investment companies, registered under the Investment Company Act of 1940 ("Fidelity Funds"), advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC. Members of the family of Edward C. Johnson, III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Edward C. Johnson, III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(10)
Consists of 69,253 shares of common stock held directly by Mr. Munshi and 157,950 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(11)
Consists of 21,641 shares of common stock held directly by Dr. Wyand and 40,841 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(12)
Consists of 50,146 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(13)
Consists of 21,859 shares of common stock held directly by Dr. Corrigan and 78,327 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(14)
Consists of 8,471 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(15)
Consists of 1,833 shares of common stock held directly by Dr. Hunter and 4,933 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(16)
Consists of 3,683 shares of common stock underlying options that are vested and exercisable within 60 days of April 13, 2015.

(17)
Geoffrey Duyk, who is one of Epirus' directors, is a TPG Partner. Dr. Duyk has no voting or investment power over the shares held by TPG Biotechnology Partners III, L.P. The address of Dr. Duyk is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(18)
Includes 371,282 shares subject to options and 20,345 shares subject to warrants exercisable within 60 days of April 13, 2015 held by our current executive officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2014, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, other than our stockholder Livzon MabPharm Inc., which filed its Form 3 on August 4, 2014 (which was more than ten days after initially becoming a 10% stockholder).

 CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2013, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

        All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties.

Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders.

        Indemnification Agreements.    We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers to the fullest extent permitted by Delaware law, our current certificate of incorporation and our bylaws (except in a proceeding initiated by such person without board approval). In addition, the agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors and executive officers in connection with a legal proceeding in which they may be entitled to indemnification.

        Livzon Collaboration Agreement.    In September 2014, we entered into an Exclusive License and Collaboration Agreement with Livzon MabPharm Inc. ("Livzon") for the global development and commercialization of certain antibodies or related biological compounds, including our product candidate, BOW015, a biosimilar version of infliximab. Livzon is a holder of greater than 5% of the Company's capital stock and Daotian Fu, one of our directors, is General Manager of Livzon.

        Moksha8 Amendments.    In December 2010, we entered into a Revenue and Negotiation Rights Agreement, which we refer to as the Moksha8 Revenue Agreement, with Moksha8 Pharmaceuticals, Inc. ("Moksha8") to settle an outstanding promissory note issued by us to Moksha8 in May 2009. The Moksha8 Revenue Agreement provided for certain milestone and royalty payments to be made to Moksha8 based upon future licensing revenues and worldwide net sales of products that are based on the assets acquired from Moksha8. These products, which we refer to collectively as the Products, include BOW015, and may include biosimilar adalimumab and biosimilar rituximab, if the biosimilar products we develop are derived from the assets we acquired from Moksha8.

        In September and October 2014, we entered into amendments to the Moksha8 Revenue Agreement to terminate our payment obligations with respect to products that are biosimilar to infliximab, which includes BOW015, in exchange for our payment of $1.4 million in two installments. As a result, the foregoing milestone and regulatory payment obligations will no longer apply to our commercialization of BOW015.

        Moksha8 is owned in part by Montreux Equity Partners and TPG Capital, which are holders of greater than 5% of the Company's capital stock, and Geoffrey Duyk, one of our directors, is a partner with TPG.

  2014 Financing

        In March 2014, we issued unsecured convertible promissory notes in an aggregate principal amount of approximately $5 million and warrants to purchase either shares of the Company's Series A Convertible Preferred Stock or a newly issued class of equity securities in the event of a qualifying financing at an exercise price of $0.01, or the 2014 Bridge Financing.

        The notes bore interest at 8% per annum and included both optional and mandatory conversion features. The optional conversion feature allowed each note holder, as of the maturity date, to elect to convert the balance of the note plus accrued interest into shares of the Company's Series A Convertible Preferred Stock at a conversion price of $1.00 per share. The mandatory conversion feature resulted in the automatic conversion of the notes into shares of a newly issued class of equity securities in the event of a qualifying financing prior to maturity. The mandatory conversion occurred on our issuance of Series B Preferred Convertible Stock on April 15, 2014 (the "Series B Financing"), and the notes were converted into 3,947,363 shares of Series B Convertible Preferred Stock. We entered into side letters with two of the investors allowing them to use the interest accrued on their notes towards payment of their warrant exercise price, which reduced the amount of Series B Convertible Preferred Stock that would have otherwise been issued to those investors in this conversion.

        The warrants were exercisable for 999,999 shares of Series A Convertible Preferred Stock until a qualified financing occurred, at which time they became exercisable for the number of newly issued stock that is equal to the quotient of 999,999 divided by the purchase price of the newly issued stock. None of the warrants were exercised prior to the Series B Financing, and thus they all became exercisable for Series B Convertible Preferred Stock on April 15, 2014.

        The participants in the 2014 Bridge Financing included certain beneficial owners of more than 5% of our capital stock and entities affiliated with certain of our directors, as set forth in the table below:

Name	Principal Amount	Shares of Series B Preferred Stock Received on Conversion of Notes	Shares of Series B Preferred Stock underlying Warrants
5AM Ventures III, L.P. and its affiliates(1)	$1,666,666.66	1,322,691	262,467	(4)
Montreux Equity Partners IV, L.P.(2)	$1,666,666.66	1,312,336	262,467	(4)
TPG Biotechnology Partners III, L.P.(3)	$1,666,666.66	1,312,336	262,467	(4)

(1)
These promissory notes and warrants were purchased by 5AM Ventures III, L.P. and 5AM Co-Investors III, L.P. Scott Rocklage, one of our directors, is a managing member of 5AM Partners III, LLC, the general partner of 5AM Ventures III, L.P. and 5AM Co-Investors III, L.P.

(2)
These promissory notes and warrants were purchased by Montreux Equity Partners IV, L.P. Daniel K. Turner, who was one of our directors at the time of the transaction, is a manager of Montreux Equity Management IV, L.L.C., the sole general partner of Montreux Equity Partners IV, L.P.

(3)
Geoffrey Duyk, one of our directors, is a TPG Partner.

(4)
All warrants were exercised prior to completion of the Merger.

  2013 Financing

        In March, July and October 2013, we issued unsecured convertible promissory notes in an aggregate principal amount of approximately $12.5 million and warrants to purchase up to 2,499,996 shares of Series A Convertible Preferred Stock at an exercise price of $0.01 (the "2013 Bridge Financing"). The notes bore interest at 8% per annum and included both optional and mandatory conversion features. The optional conversion feature allowed each note holder, as of the maturity date, to elect to convert the balance of the note plus accrued interest into shares of Series A Convertible Preferred Stock at a conversion price of $1.00 per share. The mandatory conversion feature would have resulted in the automatic conversion of the notes into shares of a newly issued class of equity securities in the event of a qualifying financing prior to maturity. The mandatory conversion did not occur and the note holders elected to convert the aggregate amount of approximately $12.5 million in principal plus accrued interest into 13,184,383 shares of Series A Convertible Preferred Stock. The participants in the 2013 Bridge Financing included certain beneficial owners of more than 5% of our capital stock and entities affiliated with certain of our directors, as set forth in the table below:

Name	Principal Amount	Shares of Series A Preferred Stock Received on Conversion of Notes	Shares of Series A Preferred Stock underlying Warrants
5AM Ventures III, L.P. and its affiliates(1)	$4,166,667.67	4,402,101	833,332	(4)
Montreux Equity Partners IV, L.P. and its affiliates(2)	$4,166,667.67	4,391,141	833,332	(4)
TPG Biotechnology Partners III, L.P.(3)	$4,166,667.67	4,391,141	833,332	(4)

(1)
These promissory notes and warrants were purchased by 5AM Ventures III, L.P. and 5AM Co-Investors III, L.P. Scott Rocklage, one of our directors, is a managing member of 5AM Partners III, LLC, the general partner of 5AM Ventures III, L.P. and 5AM Co-Investors III, L.P.

(2)
These promissory notes and warrants were purchased by Montreux Equity Partners IV, L.P. and Montreux Equity Partners V, L.P. Daniel K. Turner, one of our directors at the time of the transaction, is a manager of Montreux Equity Management IV, L.L.C., the sole general partner of Montreux Equity Partners IV, L.P., and Montreux Equity Partners V, L.L.C., the sole general partner of Montreux Equity Partners V, L.P.

(3)
Geoffrey Duyk, one of our directors, is a TPG Partner.

(4)
All warrants were exercised prior to completion of the Merger.

Policy for Review, Approval or Ratification of Transactions with Related Persons

        Our board of directors has adopted a written policy for the review, approval, ratification or disapproval of transactions involving the Company and "related persons." For the purposes of the policy, "related persons" will include our directors, executive officers, director nominees, holders of more than 5% of any class of the Company's voting securities, or the immediate family members of any of the foregoing persons. "Related Persons" will also include any firm, corporation or other entity in which any of the foregoing persons has a position or relationship, serves as a general partner or in a similar position, or in which such person, together with his or her immediate family members, has a 10% or greater beneficial ownership interest.

        The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company was, is or will be a participant, the amount involved exceeds $120,000 and in which a related person had, has or will have a direct or indirect material interest. Pursuant to this policy, our audit committee will review each proposed related person transaction and consider all of the relevant facts and circumstances available. Based on that review, the audit committee will then approve or ratify only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

        In the event the Company becomes aware of a related person transaction that has not been previously approved under the policy, the matter will be submitted promptly to the audit committee for consideration. In such event, the audit committee will evaluate its options including but not limited to ratification, amendment or termination of the related person transaction.

        In the unlikely event that Company management determines that is impractical or undesirable to wait until an audit committee meeting to consummate a related person transaction, the chair of the audit committee has the authority to review and approve a related person transaction.

        No member of the audit committee is permitted to participate in the review, approval or ratification of a related person transaction with respect to which such member or any of his or her immediate family members is the related person.

 EXECUTIVE OFFICERS

        Set forth below is the name, age, and position of each of our executive officers as of April 13, 2015 and certain biographical information for each executive officer.

Name	Age	Position
Amit Munshi	47	President, Chief Executive Officer and Director
Michael Wyand, DVM, Ph.D.	59	Senior Vice President, Chief Technical Officer
Thomas Shea	55	Senior Vice President, Chief Financial Officer and Treasurer
Robert Ticktin	53	Senior Vice President, General Counsel and Secretary

        Amit Munshi—For biographical information, see "Proposal 1: Election of Directors—Continuing Directors Not Standing for Election."

        Michael Wyand, DVM, Ph.D.—Dr. Wyand has served as Epirus' Senior Vice President and Chief Technical Officer since April 2015, and previously served as Epirus' Senior Vice President of Clinical, Regulatory and Manufacturing since June 2012. Dr. Wyand is a former Senior Vice President of Global Operations of Percivia LLC where he worked on a portfolio of biosimilar molecules for emerging markets. Prior to that, Dr. Wyand was Senior Vice President of Development at BioAssets Development Corporation, Inc. (sold to Cephalon Inc.) and was a Senior Vice President of Research and Development at Therion Biologics Corporation. At Therion, Dr. Wyand was responsible for designing and building a cGMP compliant manufacturing facility and taking two cancer vaccines for prostate and pancreatic cancer through later stage development. At the start of his career Dr. Wyand was President and Chief Scientific Officer of Mason Laboratories and served as Vice President of Preclinical Development at Genzyme Transgenics Corp. Prior to his 25 years of biopharmaceutical experience, Dr. Wyand trained in comparative pathology at Harvard Medical School, received his DVM from Purdue University and graduated as a University Scholar, Phi Beta Kappa, from the University of Connecticut.

        Thomas Shea—Mr. Shea has served as Epirus' Senior Vice President, Chief Financial Officer and Treasurer since June 2013. He was formerly the Chief Financial Officer of Euthymics Bioscience, Inc., Neurovance, Inc. and EBI Life Sciences, Inc., three affiliated companies developing neurological and pain drug candidates. Previously, Mr. Shea was the Chief Financial Officer of Tolerx, Inc., an autoimmune company, for six years and Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.) an acute care company, for 10 years. At Cubist, Mr. Shea was an integral part of the leadership team transitioning the company from a private to a public company.

        Robert Ticktin—Mr. Ticktin has served as Epirus' Senior Vice President, General Counsel and Secretary since April 2014. Prior to that, since 2004, Mr. Ticktin was Associate General Counsel at Amgen Inc., where he held various positions in the legal department, including leading legal support for mergers & acquisitions, licensing, alliance management, international operations and, most recently, global production and procurement activities. Mr. Ticktin commenced his legal career in New York City at global law firms, Simpson Thacher & Bartlett LLP and Latham & Watkins LLP. Mr. Ticktin received a B.A. in Economics from The Ohio State University and a J.D. from Fordham University School of Law.

  Election of Officers

        Our executive officers are currently elected by our board of directors on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation that we paid to our Chief Executive Officer (principal executive officer) and each of our two other most highly compensated executive officers during the years ended December 31, 2014 and December 31, 2013. This table also summarizes payments made to our former Chief Executive Officer and our former Executive Vice President, Chief Financial Officer, Treasurer and Secretary, who held these positions prior to the Merger. We refer to these executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Amit Munshi	2014	428,125	(2)	—	1,447,061	192,656	(3)	53,556	(4)	2,121,398
President and Chief Executive Officer	2013	375,000		—	29,826	111,563	(3)	47,754	(5)	564,143
Thomas Shea	2014	292,708	(6)	—	407,150	92,203	(3)	—		792,061
Senior Vice President, Chief Financial Officer and Treasurer	2013	160,417	(7)	—	36,516	34,089	(3)	—		231,022
Michael Wyand, DVM, Ph.D.	2014	294,167	(8)	—	376,008	92,663	(3)	—		762,838
Senior Vice President, Chief Technical Officer	2013	280,000		—	5,408	59,500	(3)	—		344,908
Mark H.N. Corrigan, M.D.	2014	278,833	(9)	367,500	164,422	—		1,060,129	(10)	1,870,884
Former President and Chief Executive Officer	2013	500,000		189,997	927,300	—	(11)	10,200	(12)	1,627,497
Justin Renz	2014	181,878	(9)	367,500	—	—		540,229	(13)	1,089,607
Former Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2013	335,774		—	346,192	—	(11)	10,200	(12)	692,166

(1)
The amounts reported in this column represent the aggregate grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. The fair value of each stock award and option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 13 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2014 and Note 11 of Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2013 for a discussion of our assumptions in determining the ASC 718 values of our stock awards and option awards.

(2)
Represents the aggregate of a base salary at the annual rate of $375,000 paid to such executive officer from January 1, 2014 through April 15, 2014 and at the annual rate of $450,000 paid from April 16, 2014 through December 31, 2014.

(3)
The Non-Equity Incentive Plan Compensation represents the cash bonuses paid in March 2014 and February 2015, for 2013 and 2014, respectively, to executives based on achievement of corporate goals. For further information about Epirus' annual bonus program, see "Narrative Disclosure to Summary Compensation Table."

(4)
Represents payments made for such executive officer's apartment rental and furnishings for such apartment in Boston, MA and premiums on a key-man life insurance policy.

(5)
Represents payments made for such executive officer's apartment rental and furnishings for such apartment in Boston, MA.

(6)
Represents the aggregate of a base salary at the annual rate of $275,000 paid to such executive officer from January 1, 2014 through April 15, 2014 and at the annual rate of $300,000 paid from April 16, 2014 through December 31, 2014.

(7)
Represents annual base salary for partial year of employment, which began on June 1, 2013.

(8)
Represents the aggregate of a base salary at the annual rate of $280,000 paid to such executive officer from January 1, 2014 through April 15, 2014 and at the annual rate of $300,000 paid from April 16, 2014 through December 31, 2014.

(9)
Represents annual base salary for partial year of employment, which ended upon completion of the Merger.

(10)
Includes the following: (i) $1,000,000 in continued salary and $50,962 in continued medical benefits (such payment is ongoing until January 15, 2016), paid to such executive officer as severance in connection with his termination of employment upon the Merger; and (ii) payment of matching contributions under the Company's previous 401(k) plan of $9,167.

(11)
No non-equity incentive plan compensation was awarded to the named executive for performance during the fiscal year ended December 31, 2013.

(12)
The amount includes payment of matching contributions under the Company's previous 401(k) plan.

(13)
Includes the following: (i) $503,661 in continued salary and $22,836 in continued medical benefits (such payment is ongoing until January 15, 2016), paid to such executive officer as severance in connection with his termination of employment upon the Merger; (ii) $6,457 in accrued paid time off; and (iii) payment of matching contributions under the Company's previous 401(k) plan of $7,275.

Narrative Disclosure to Summary Compensation Table

        Our executive compensation programs are designed to fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers' long-term interests with those of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and individual goals. Our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years), rewards sustained performance that is aligned with long-term stockholder interests.

        Highlights of our named executive officer 2014 compensation program include:

2014 Salaries

        The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. Base salaries for the named executive officers who continue to be employed with the Company were increased on April 16, 2014, and remained the same in 2015 as they were at the end of 2014. They are as follows:

Named Executive Officer	January 1 - April 15, 2014 Base Salary ($)	April 16, 2014 - December 31, 2014, and 2015 Base Salary ($)
Amit Munshi	375,000	450,000
Thomas Shea	275,000	300,000
Michael Wyand, DVM, Ph.D.	280,000	300,000

2014 Bonuses

        Our named executive officers' target bonus percentages are determined as percentages of their base salaries, which percentages were negotiated upon hire. Target bonus percentages for the named executive officers who continue to be employed with the Company were increased on April 16, 2014, and remained the same in 2015 as they were at the end of 2014. The following table sets forth the 2014 and 2015 target bonus percentages:

Named Executive Officer	January 1-April 15, 2014 Target Percentage of Base Salary	April 16-December 31, 2014, and 2015 Target Percentage of Base Salary
Amit Munshi	35%	50%
Thomas Shea	25%	35%
Michael Wyand, DVM, Ph.D.	25%	35%

        Bonuses were awarded based on achievement of corporate goals, including but not limited to achievement of certain financials goals and development milestones. The actual annual cash bonuses awarded to each named executive officer for 2014 performance were 90% of their target bonuses, based on the achievement of the target at the end of 2014, and are set forth above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

Equity Compensation

        The named executive officers who continue to be employed with the Company continue to hold stock options that they acquired prior to the Merger under the Fourteen 22, Inc. 2011 Equity Incentive Plan of Private Epirus. Such stock options were converted into stock options of Public Epirus in connection with the Merger, based on the exchange ratio used to convert shares in the Merger (each outstanding share of Private Epirus capital stock was converted into the right to receive approximately 0.13259 shares of the Company's common stock (after giving effect to the 1-for-10 reverse stock split effected on July 16, 2014)).

        Dr. Corrigan and Mr. Renz were previously granted stock options and restricted stock units under the CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan and the CombinatoRx, Incorporated 2000 Incentive Plan, including in 2014. The vesting of their equity awards was accelerated (and the restricted stock units settled) in connection with termination of their employment upon completion of the Merger, as described below under "Employment Agreements with our Named Executive Officers."

        The following table sets forth the stock options and restricted stock units granted to our named executive officers in the 2014 fiscal year.

Named Executive Officer	Grant Date	Number of Shares Subject to Options	Option Exercise Price Per Share	Number of Shares Subject to Restricted Stock Units
Amit Munshi	April 15, 2014	332,694	$7.40	—
Thomas Shea	April 15, 2014	93,608	$7.40	—
Michael Wyand, DVM, Ph.D.	April 15, 2014	86,448	$7.40	—
Mark H.N. Corrigan, M.D.	February 10, 2014	24,999	$14.70	—
	February 10, 2014	—	—	25,000
Justin Renz	February 10, 2014	—	—	25,000

Severance Plan

        On January 21, 2015, our board of directors adopted and approved the EPIRUS Biopharmaceuticals, Inc. Severance Plan (the "Severance Plan"), effective January 21, 2015, for employees at the level of Vice President or above, including our named executive officers. The

Severance Plan does not apply to Dr. Corrigan or Mr. Renz, whose actual severance payments are described below under "Employment Agreements with our Named Executive Officers."

        The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment with the Company or any of its subsidiaries by the Company without cause or by the employee for good reason, each as defined in the Severance Plan (each, a "Qualifying Termination"). In the event of a Qualifying Termination and subject to the applicable participant's execution of a general release of liability against the Company, the Severance Plan provides a lump-sum cash severance payment, payable within 60 days following the termination date, equal to the product of (i) the participant's "Severance Multiple" and (ii) the sum of (a) the participant's monthly base salary and (b) the monthly COBRA premium for group medical and dental benefits for the participant and the participant's spouse and dependents. If the Qualifying Termination does not occur during the 60-day period prior to or the 12-month period following a change in control (as defined in the Severance Plan), the Severance Multiples are 12 for the Chief Executive Officer, 9 for each Senior Vice President who reports to the Chief Executive Officer (including Mr. Shea and Dr. Wyand) and 6 for each Senior Vice President who does not report to the Chief Executive Officer and each Vice President (who is not a Senior Vice President). If the Qualifying Termination occurs during the 60-day period prior to or the 12-month period following a change in control, the Severance Multiples are 16 for the Chief Executive Officer, 12 for each Senior Vice President who reports to the Chief Executive Officer and 6 for each Senior Vice President who does not report to the Chief Executive Officer and each Vice President (who is not a Senior Vice President). In addition, upon such a termination within the 60-day period prior to or the 12-month period following a change in control, each participant's equity awards will fully vest, with performance-based awards vesting at target levels unless more favorable vesting provisions are provided in the applicable award agreement.

        Severance benefits under the Severance Plan are subject to cutback under certain conditions in the event that Section 280G of the Internal Revenue Code would apply to the benefits. The Severance Plan supersedes any existing rights to severance of any participant.

Other Elements of Compensation

  Retirement Plans

        We currently maintain a 401(k) retirement savings plan for our employees, including named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including named executive officers, in accordance with our compensation policies.

  Employee Benefits and Perquisites

        All of our full-time employees, including named executive officers, are eligible to participate in our health and welfare plans, including:

  •
  medical, dental and vision benefits;

  •
  medical and dependent care flexible spending accounts;

  •
  short-term and long-term disability insurance; and

  •
  life insurance.

        We also reimburse all full-time employees, including named executive officers, for commuting and parking expenses up to a maximum of $300 per month, as well as certain cell phone costs up to a maximum of $100 per month. In addition, we provide Mr. Munshi with approximately $38,400 per year to cover rental expenses for an apartment in Boston, Massachusetts, where our headquarters is located. We also provide vacation and other paid holidays to all employees, including our named executive officers, which are comparable to those provided at peer companies. At this time, we do not provide any other special benefits or other perquisites to our executive officers. We believe the health and welfare plans and perquisites described above are necessary and appropriate to provide a competitive compensation package to the named executive officers.

  No Tax Gross-Ups

        We do not make gross-up payments to cover our named executive officers' personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the company.

Outstanding Equity Awards as of December 31, 2014

        The following table sets forth information regarding each option held by each of our named executive officers as of December 31, 2014. The vesting applicable to each outstanding option is described in the footnotes to the table below.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Amit Munshi	06/28/2012	21,273	43,397	(1)(2)(9)	1.00	06/28/2022
	12/20/2012	7,246	18,639	(1)(3)(9)	1.00	12/20/2022
	05/14/2013	18,771	18,770	(1)(4)(9)	1.00	05/14/2023
	04/15/2014	—	332,694	(1)(3)(9)	7.40	04/15/2024
Thomas Shea	07/08/2013	18,595	30,993	(1)(5)(9)	1.30	07/08/2023
	04/15/2014	—	93,608	(1)(3)(9)	7.40	04/15/2024
Michael Wyand, DVM, Ph.D.	06/28/2012	5,850	14,359	(1)(6)(9)	1.00	06/28/2022
	12/20/2012	2,265	5,824	(1)(3)(9)	1.00	12/20/2022
	05/14/2013	3,403	3,404	(1)(4)(9)	1.00	05/14/2023
	04/15/2014	—	86,448	(1)(3)(9)	7.40	04/15/2024
Mark H.N. Corrigan, M.D.	01/15/2010	24,999	—	(7)(8)	57.00	01/15/2020	(10)
	02/08/2011	4,998	—	(7)(8)	159.00	02/08/2021	(10)
	01/25/2012	14,999	—	(7)(8)	67.80	01/25/2022	(10)
	01/03/2013	8,332	—	(7)(8)	45.60	01/03/2023	(10)
	02/10/2014	24,999	—	(7)(9)	14.70	02/10/2024	(10)
Justin Renz	09/25/2006	728	—	(7)(8)	64.20	07/15/2016	(11)
	01/17/2007	78	—	(7)(8)	64.20	07/15/2016	(11)
	01/15/2008	512	—	(7)(8)	64.20	07/15/2016	(11)
	07/15/2008	256	—	(7)(8)	64.20	07/15/2016	(11)
	03/02/2009	500	—	(7)(8)	24.60	07/15/2016	(11)

(1)
Stock option was granted prior to the Merger under the Fourteen 22, Inc. 2011 Equity Incentive Plan of Private Epirus. Such stock option was converted into stock options of Public Epirus in connection with the Merger, based on the exchange ratio used to convert shares in the Merger.

(2)
25% of the shares subject to this option vest on May 18, 2013 and the remaining shares vest in substantially equal monthly installments thereafter over the next three years of service. Under the Severance Plan, upon a Qualifying Termination within the 60-day period prior to or the 12-month period following a change in control, all shares subject to the options will fully vest.

(3)
25% of the shares subject to this option vest on the first anniversary of the applicable grant date and the remaining shares vest in substantially equal monthly installments thereafter over the next three years of service. Under the Severance Plan, upon a Qualifying Termination within the 60-day period prior to or the 12-month period following a change in control, all shares subject to the options will fully vest.

(4)
25% of the shares subject to this option vest on December 20, 2013 and the remaining shares vest in substantially equal monthly installments thereafter over the next three years of service. Under the Severance Plan, upon a Qualifying Termination within the 60-day period prior to or the 12-month period following a change in control, all shares subject to the options will fully vest.

(5)
25% of the shares subject to this option vest on June 3, 2014 and the remaining shares vest in substantially equal monthly installments thereafter over the next three years of service. Under the Severance Plan, upon a Qualifying Termination within the 60-day period prior to or the 12-month period following a change in control, all shares subject to the options will fully vest.

(6)
25% of the shares subject to this option vest on June 15, 2013 and the remaining shares vest in substantially equal monthly installments thereafter over the next three years of service. Under the Severance Plan, upon a Qualifying Termination (as defined therein) within the 60-day period prior to or the 12-month period following a change in control, all shares subject to the options will fully vest.

(7)
All unvested shares subject to the applicable option were accelerated in full upon completion of the Merger and termination of such executive officer's employment, pursuant to such executive officer's employment agreement.

(8)
Number of shares and option exercise price are adjusted for the 1-for-6 reverse stock split effected on October 3, 2013 and the 1-for-10 reverse stock split effected on July 16, 2014.

(9)
Number of shares and option exercise price are adjusted for the 1-for-10 reverse stock split effected on July 16, 2014.

(10)
Dr. Corrigan's option remains exerciseable for its entire original term because Dr. Corrigan remains a director.

(11)
Mr. Renz's option is exercisable for 24 months following termination of his employment.

Employment Agreements with Our Named Executive Officers

        We entered in an offer letter with Amit Munshi, our President and Chief Executive Officer, dated May 17, 2012. The letter provided for a base salary of $375,000 and the opportunity to earn an annual bonus of up to 35% of base salary (Mr. Munshi's base salary and bonus eligibility were increased to the current amounts of $450,000 and 50%, respectively). The offer letter also provided for the initial grant of an option to purchase 924,158 shares. Twenty-five percent of the shares subject to the stock options granted to Mr. Munshi were to vest on the one-year anniversary of his start date, subject to his continued employment with Epirus, and the remaining shares were to vest monthly over the next 36 months in substantially equal monthly installments, subject to his continued employment. The offer letter also provided for additional future grants of options to maintain Mr. Munshi's 4% equity interest in Epirus if the number of shares of Epirus increased due to the purchase of additional tranches of Series A preferred shares, subject to his continued employment as Chief Executive Officer, and Mr. Munshi received additional options pursuant to this provision. In addition, the letter provided for additional option grants and a one-time cash bonus of up to $100,000, each at the discretion of the board of directors, if certain performance goals were achieved by the Company within 12 months of the commencement of Mr. Munshi's employment. These performance goals were not achieved.

        We entered into an offer letter with Thomas Shea, our Senior Vice President, Chief Financial Officer and Treasurer, dated April 29, 2013. The letter provided for an annual base salary of $275,000 and eligibility for an annual bonus of 25% of his base salary (Mr. Shea's base salary and bonus eligibility were increased to the current amounts of $300,000 and 35%, respectively). In addition, the offer letter provided for the grant of an option to purchase 374,000 shares of Epirus's common stock. Twenty-five percent of the shares subject to the stock options granted to Mr. Shea were to vest on the one-year anniversary of his start date, subject to his continued employment with Epirus, and the remaining were to vest monthly over the next 36 months in substantially equal monthly installments, subject to continued employment.

        We entered into an offer letter with Michael Wyand, DVM, Ph.D., our Senior Vice President and Chief Technical Officer, dated June 15, 2012. The letter provides for an annual salary of $280,000 and eligibility for an annual bonus of 25% of his base salary (Dr. Wyand's base salary and bonus eligibility were increased to the current amounts of $300,000 and 35%, respectively). In addition, the offer letter provided for the grant of an option to purchase 288,800 shares of Epirus's common stock. Twenty-five percent of the shares subject to the stock options granted to Dr. Wyand were to vest on the one-year anniversary of his start date, subject to his continued employment with Epirus, and the remaining were to vest monthly over the next 36 months in substantially equal monthly installments, subject to continued employment. The offer letter also provided for additional future grants of options to maintain his equity interest in Epirus if the number of shares of Epirus increased due to the purchase of additional tranches of Series A preferred shares, subject to his continued employment, and Dr. Wyand received additional options pursuant to this provision.

        Dr. Corrigan was previously employed as our President and Chief Executive Officer pursuant to an employment agreement. Dr. Corrigan's employment terminated upon completion of the Merger. Following such termination and pursuant to his employment agreement, Dr. Corrigan received cash severance in an amount equal to two times Dr. Corrigan's base salary in effect at the time of the termination, accelerated vesting of all outstanding options and restricted stock units held by Dr. Corrigan and continuation of medical coverage pursuant to COBRA for 24 months. See "Executive Compensation—Summary Compensation Table" for the exact amounts paid to Dr. Corrigan pursuant to such termination.

        Mr. Renz was previously employed as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary pursuant to an employment agreement, as amended. Mr. Renz's employment terminated upon completion of the Merger. Following such termination and pursuant to his employment agreement, Mr. Renz received cash severance in an amount equal to 18 months of Mr. Renz's base salary at the rate in effect at the time of the termination, accelerated vesting of all outstanding options and restricted stock units held by Mr. Renz and continuation of medical coverage pursuant to COBRA for 18 months. See "Executive Compensation—Summary Compensation Table" for the exact amounts paid to Mr. Renz pursuant to such termination.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights		Weighted Average Exercise Price of Outstanding Options, Warrants or Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	1,652,882	(2)	$10.04	2,750,384	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,652,882		$10.04	2,750,384

(1)
Consists of the CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan (the "2004 Plan") and the CombinatoRx, Incorporated 2000 Incentive Plan (the "2000 Plan"), and includes shares of common stock subject to outstanding options under the Fourteen22, Inc. 2011 Equity Incentive Plan (the "2011 Plan"), which was assumed by us in the Merger. We have ceased granting new awards under the 2011 Plan and under the 2000 Plan.

(2)
All of these shares of common stock were subject to stock options.

(3)
All of these shares are available under the 2004 Plan, which contains an "evergreen" provision that provided for an annual increase in the number of shares of common stock available for issuance on the first day of each fiscal year of the plan through 2015, equal to the least of (i) 666,666 shares of common stock, (ii) 4% of the outstanding shares on that date or (iii) such lesser number determined by our board of directors. The board of directors elected not to increase the number of shares of common stock available for issuance under the 2004 Plan for 2015 and no further share increases will be made pursuant to this evergreen provision. As described below, we intend to adopt two new equity plans, the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan and the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, subject to stockholder approval at the Annual Meeting (the shares to be available under these plans are not included in this table). If the 2015 Equity Incentive Plan is approved, no additional shares will be granted under the 2004 Plan.

Stockholder Advisory Vote on Executive Compensation

        At our 2014 annual meeting of stockholders, approximately 86% of the votes cast in our shareholder advisory vote on executive compensation were in favor of the compensation of our former named executive officers as disclosed in the proxy statement for the 2014 annual meeting of stockholders, including the Summary Compensation Table and other related tables and disclosures.

PROPOSAL 3:

APPROVAL OF THE EPIRUS BIOPHARMACEUTICALS, INC.
2015 EQUITY INCENTIVE PLAN

Overview

        The CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan, as amended (the "2004 Plan"), currently authorizes the grant of stock options and other stock-based awards to our and our affiliates' employees, non-employee directors, consultants and advisors, and is scheduled to expire on May 30, 2016. On April 2, 2015, based upon the recommendation of the compensation committee, our board of directors approved the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan (the "2015 Plan"), subject to stockholder approval, which will replace the 2004 Plan.

        The 2015 Plan was designed to ensure that we can continue issuing awards as have been issued under the 2004 Plan, and as such, has substantially similar terms to the 2004 Plan. We believe that stock options and other stock-based awards are a critical part of the compensation package offered to new and existing employees and is an important tool in our ability to attract and retain talented personnel. Accordingly, we are seeking stockholder approval of the 2015 Plan. If the 2015 Plan is approved, we will cease granting awards under the 2004 Plan. However, outstanding awards under the 2004 Plan will continue to be subject to the terms of the 2004 Plan. The number of shares available under the 2015 Plan will be 1,700,000 (which is the number of shares available but not subject to outstanding awards under the 2004 Plan, rounded to the nearest hundred thousand), plus an additional number of shares determined pursuant to an evergreen formula described below. In addition, as described below, the shares underlying any awards (including awards granted pursuant to the 2004 Plan) that are forfeited, canceled, held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares authorized for issuance under the 2015 Plan.

        Such stockholder approval will also serve as approval of the performance goals under Section 162(m) of the Code, as described further below, such that additional approval of such goals should not be required for another five years after such approval. In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer and other executive officers whose compensation is reported in the summary compensation table (other than our Chief Financial Officer) ("covered employees"). Under Section 162(m), compensation paid to such persons in excess of $1,000,000 in a taxable year generally is not deductible by us. However, compensation that qualifies as "performance-based" under Section 162(m) does not count against the $1,000,000 deduction limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2015 Plan is discussed below, and stockholder approval of this Proposal No. 3 and the 2015 Plan will be deemed to constitute approval of the material terms of the performance goals under the 2015 Plan for purposes of the stockholder approval requirements of Section 162(m).

        Stockholder approval of the material terms of the performance goals under the 2015 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the 2015 Plan to qualify for the "performance-based" compensation exemption under Section 162(m). In addition, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as "performance-based" compensation for purposes of Section 162(m), and nothing in this proposal precludes us or the compensation committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m). Moreover, even if we intend to grant compensation that qualifies as "performance-based" compensation for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

        In the event that the 2015 Plan is not approved by stockholders, the 2015 Plan will not be effective and we will not make any grants under it, and the 2004 Plan will continue in effect until its expiration in 2016.

Summary of the 2015 Equity Incentive Plan

        The following description of certain material features of the 2015 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2015 Plan that is attached hereto as Appendix A.

        Term of the Plan.    The 2015 Plan was adopted by the Epirus board of directors in April 2015, to become effective upon the approval by the stockholders. No awards under the 2015 Plan may be made after April 2, 2025.

        Shares Available for Issuance under the 2015 Plan.    The maximum number of shares authorized for issuance under the 2015 Plan is (i) 1,700,000 shares of common stock (which is the number of shares available but not subject to outstanding awards under the 2004 Plan, rounded to the nearest hundred thousand), plus (ii) as of the first day of each of fiscal year beginning 2016 through 2025, inclusive, an additional number of shares equal to the least of (a) 1,000,000 shares, (b) 4% of the number of then outstanding shares and (c) such lesser number as the administrator of the 2015 Plan determines. No more than 11,700,000 shares of common stock may be delivered in satisfaction of incentive stock options under the 2015 Plan. The shares underlying any awards (including awards granted pursuant to the 2004 Plan) that are forfeited, canceled, held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding, reacquired by Epirus prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares authorized for issuance under the 2015 Plan.

        Adjustments.    The 2015 Plan allows the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Director Limit.    Notwithstanding any provision to the contrary in the 2015 Plan, the sum of the amount of all cash-based awards and the grant-date fair value of all other awards granted to any non-employee director in any calendar year under the 2015 Plan may not exceed $500,000.

        Plan Administration.    The 2015 Plan will be administered by the compensation committee of the board of directors. The administrator of the 2015 Plan has full power to determine the eligibility of the participants to whom awards will be granted, to make any awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan.

        Eligibility.    Persons eligible to participate in the 2015 Plan will be those full or part-time employees, non-employee directors, consultants and advisors of us and our affiliates as selected from time to time by the administrator. Approximately 40 persons (including our four executive officers, our seven non-employee directors and approximately 29 other employees) will be eligible to participate in the 2015 Plan, plus any additional employees, non-employee directors, consultants and advisors we may hire in the future.

        Types of Awards.    The 2015 Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, stock units (including restricted stock units), performance awards, cash-based awards and awards that are convertible into or otherwise based on stock.

        Performance-Based Compensation.    To ensure that certain awards granted under the 2015 Plan, including awards of cash, restricted stock and deferred stock, to a "covered employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2015 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of certain preestablished performance criteria, which shall be objectively determinable measures of performance relating to one or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, geographical or individual basis or in combinations thereof): sales; revenues; sales or revenue growth; net income (either before or after taxes); adjusted net income; expenses; earnings or losses before or after deduction for all or any portion of interest, taxes, depreciation, amortization or non-cash equity-based compensation expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; cost of capital; one or more operating ratios; borrowing levels, financial ratios measuring liquidity, activity, productivity or leverage; credit rating; economic value created or added; market share; capital expenditures; cash flow (including, but not limited to, operating cash flow and free cash flow); stock price; stockholder return; operating earnings or profits (either before or after taxes); expenses; working capital; successful hiring of key individuals; introduction or development of new technologies; product introduction or development, any clinical trial accomplishments, regulatory or other filings or approvals, other product development milestones; geographic business expansion; cost targets; employee satisfaction; information technology development or acquisition; manufacturing or process development; resolution of significant litigation; legal compliance or risk reduction; patent application or patent issuances; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); corporate development, including without limitation, joint ventures, collaborations and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), to the extent applicable, the administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the applicable performance period; items related to the sale or disposition of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; any other items of significant income or expense that are determined to be appropriate adjustments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company's core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or items relating to any other unusual or nonrecurring corporate transactions, events or developments or changes in applicable law, applicable accounting standards or business conditions) occurring during the performance period that affect the applicable performance criterion or criteria.

        Subject to adjustments for stock splits and similar events, the maximum amount payable to any one individual in the case of a performance-based award that is a cash based award intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed $5,000,000 in any calendar year, and options or stock appreciation rights with respect to no more than 1,500,000 shares may be granted to any one individual during any calendar year.

        Stock Options.    The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and key persons. The option exercise price of each option will be determined by the administrator but may not be less than the fair market value of the common stock on the date of grant, as determined pursuant to the terms of the 2015 Plan.

        The term of each option will be fixed by the administrator. The administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the administrator. Options may be exercised in whole or in part with written notice to Epirus.

        Stock Appreciation Rights.    The administrator may award a stock appreciation right independently of a stock option. The administrator may award stock appreciation rights subject to such conditions and restrictions as the administrator may determine, provided that the exercise price may not be less than the fair market value of the common stock on the date of grant, as determined pursuant to the terms of the 2015 Plan.

        The 2015 Plan provides that, except as otherwise determined by the administrator, stock options and stock appreciation rights will remain exercisable for no more than three months following termination of employment for any reason other than death and for no more than one year following death, except if a participant's employment is terminated for reasons that cast such discredit on the participant as to justify immediate termination.

        Restricted Stock.    The administrator may award shares to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Epirus through a specified restricted period.

        Unrestricted Stock.    The administrator may grant shares (at par value or for a purchase price determined by the administrator) that are free from any restrictions under the 2015 Plan.

        Restricted Stock Units.    The administrator may award restricted stock units to any participants. Restricted stock units are generally payable in the form of shares of common stock, although restricted stock units may be settled in cash. These units may be subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Epirus through a specified restricted period.

        Cash-Based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of common stock, as the administrator determines.

        Dividend Equivalents.    The administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to the stock subject to an award. Dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will be only be paid out to the participant to the extent that the related portion of the award vests. Notwithstanding the foregoing, no dividend equivalents will be payable with respect to stock options or SARs.

        Tax Withholding.    Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that Epirus is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing Epirus to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to Epirus shares having a value equal to the amount of such taxes.

        Change of Control Provisions.    In the event of a merger, sale or dissolution of Epirus, or any other such "covered transaction" (as defined in the 2015 Plan) in which there is an acquiring or surviving entity, the administrator may provide for the assumption of some or all of the outstanding awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, on such terms and subject to such conditions as the administrator determines. In the event of a covered transaction (whether or not there is an acquiring or surviving entity) where there is no such assumption or substitution, the administrator may provide for the termination of any award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such award or realization of the participant's rights (and, if the administrator determines that no amount would have been attained upon the exercise of the award or realization of the participant's rights, then such award may be terminated without payment). If the administrator does not provide for termination pursuant to the previous sentence (and there is no assumption or substitution), each stock option, stock appreciation right and other award requiring exercise will become fully exercisable, and the delivery of shares of stock issuable under each outstanding award of stock units will be fully accelerated and such shares will be issued, prior to the transaction, on a basis that gives the holder of the award a reasonable opportunity, as determined by the administrator, to participate as a stockholder in the covered transaction, and the award will terminate upon consummation of the covered transaction.

        Amendments.    The 2015 Plan may not be amended without stockholder approval to the extent required by applicable law, including the NASDAQ rules or as necessary to ensure that incentive stock options qualify as such under the Code and compensation earned under awards qualifies as performance-based compensation under the Code. In addition, stockholder approval is required for (1) any material increase in the number of shares to be issued under the 2015 Plan; or (2) any reduction in the exercise price per share of outstanding stock options or stock appreciation rights, or any cancellation of outstanding stock options or stock appreciation rights when the exercise price per share exceeds the fair market value of the underlying stock, in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price per share that is less than the exercise price per share of the original stock option or stock appreciation right. Otherwise, the board of directors may amend or discontinue the 2015 Plan at any time, provided that no such amendment may adversely affect the rights under any outstanding award without the holder's consent.

        Potential Forfeiture of Awards.    Awards under the 2015 Plan are subject to clawback if required under the Sarbanes-Oxley Act and may be subject to the provisions of any other clawback policy implemented by the Company.

        Effective Date of the 2015 Plan.    On April 2, 2015, the board of directors approved the 2015 Plan, subject to stockholder approval. The 2015 Plan will become effective on the date it is approved by the stockholders. If the 2015 Plan is not approved by the stockholders, the 2004 Plan will continue in effect and awards may be granted thereunder in accordance with its terms.

New Plan Benefits

        Except with respect to grants of stock options under the 2015 Plan that will be awarded to non-employee directors serving on our board of directors each year while the plan is in effect pursuant to our revised non-employee director compensation policy, which are shown in the table below, the number of awards that our named executive officers, other executive officers, directors and other employees may receive under the 2015 Plan will be determined in the discretion of the compensation committee in the future, and the compensation committee has not made any determination to make future grants to any persons under the 2015 Plan as of the date of this proxy statement. Therefore, other than as shown in the table below, it is not possible to determine the benefits that will be received in the future by participants in the 2015 Plan or the benefits that would have been received by such participants if the 2015 Plan had been in effect in the year ended December 31, 2014. The following table also addresses the Employee Stock Purchase Plan (the "ESPP"), which is the subject of Proposal No. 4, below.

Name and Position	Number of Shares Underlying Options under 2015 Plan	Number of Shares Under ESPP
Amit Munshi President and Chief Executive Officer	—	—
Thomas Shea Senior Vice President, Chief Financial Officer and Treasurer	—	—
Michael Wyand, DVM, Ph.D. Senior Vice President and Chief Technical Officer	—	—
Mark H.N. Corrigan, M.D. Former President and Chief Executive Officer, current non-employee director	90,000	—
Justin Renz Former Executive Vice President, Chief Financial Officer, Treasurer and Secretary	—	—
All current executive officers as a group	—	—
All current non-employee directors as a group(1)	630,000	—
All employees except current executive officers as a group	—	—

(1)
Pursuant to the revised non-employee director compensation policy, on the day following each annual meeting of our stockholders, each non-employee director will be granted a stock option for 9,000 shares of common stock, which will vest in four equal quarterly installments over a one-year period following the date of grant. Each newly elected non-employee director who joins our board will receive an initial award of a stock option for 14,000 shares of common stock, which will vest in equal monthly installments over a three-year period following the date of grant. All stock option grants to non-employee directors will have an exercise price equal to the fair market value per share (as defined in the applicable equity plan) on the date of grant and a term of ten years from the date of grant (subject to earlier termination in connection with termination of service).

Tax Aspects Under the Code

        The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for us for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option will be treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and Epirus receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of a non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Epirus, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Epirus' Deductions.    As described above, under Section 162(m) of the Code, our deduction for certain awards under the 2015 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Chief Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Valuation

        On April 13, 2015 the fair market value per share of our common stock was $9.18, which was the closing price of our common stock on such date.

Required Vote and Recommendation of the Board for Proposal 3

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for approval of the 2015 Plan.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL 3" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL 4:

APPROVAL OF THE EPIRUS BIOPHARMACEUTICALS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

Overview

        On April 2, 2015, based upon the recommendation of the compensation committee, our board of directors approved, subject to approval of our stockholders at the annual meeting, the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the "ESPP") to allow shares of our common stock to be sold to eligible employees of the Company through payroll deductions at a discount from market value. The board of directors approved the ESPP because it believes that it is desirable to offer employees an inducement to acquire an ownership interest in the Company through participation in an employee stock purchase plan designed to operate in compliance with Section 423 of the Code.

        Set forth below is a general description of the terms of the ESPP, which is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Appendix B.

Material Features of the ESPP

        Shares Available; Administration.    A total of 352,722 shares of our common stock will be initially reserved for issuance under our ESPP. In addition, the number of shares available for issuance under the ESPP will be annually increased on the January 1 of each year, beginning on January 1, 2016 and ending on and including January 1, 2025, by a number of shares equal to the least of: (a) 120,000 shares, (b) 0.5% of the shares outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our board of directors, provided that no more than 1,552,722 shares may be issued under the ESPP. If any right granted under the ESPP terminates without having been exercised, the common stock not purchased under such right will again become available for issuance under the ESPP.

        Our board of directors or its committee will have authority to interpret the terms of the ESPP and determine eligibility of participants. The compensation committee of our board of directors will be the initial administrator of the ESPP.

        Eligibility.    Our employees are eligible to participate in the ESPP if they are customarily employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. Approximately 33 such employees will be eligible to participate in the ESPP, plus any additional qualifying employees we may hire in the future.

        Awards.    The ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. It is intended that offering periods under the ESPP will generally run from June 1 to November 30 and December 1 to May 31 of each year, and the first offering period is expected to begin December 1, 2015 and conclude on May 31, 2016. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be the final day in each offering period. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

        The ESPP permits participants to purchase common stock through payroll deductions of up to a percentage of their eligible compensation determined by the administrator (initially 10%), which includes a participant's gross base compensation for services to us, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period, which, in the absence of a contrary designation, will be 10,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

        On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or on the purchase date, whichever is lower and, unless another purchase price is designated by the administrator, it will be 85% of such lower value. Participants may voluntarily end their participation in the ESPP at any time at least one week prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant's termination of employment.

        A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

        Certain Transactions.    In addition, in the event of certain changes in capitalization or other events affecting our common stock, the plan administrator will make equitable adjustments to the ESPP and outstanding awards. In the event of certain significant transactions or a change in control, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants' accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

        Plan Amendment.    The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP will be required for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code.

Valuation

        On April 13, 2015 the fair market value per share of our common stock was $9.18, which was the closing price of our common stock on such date.

New Plan Benefits

        While all of our employees will be eligible to participate in the ESPP and could purchase as much $25,000 worth of our common stock in a particular year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP or the benefits that would have been received by such participants if the ESPP had been in effect in the year ended December 31, 2014. Therefore, no awards have been included in the ESPP column of the New Plan Benefits table shown under Proposal No. 3, above.

Federal Income Tax Consequences Relating to the ESPP

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the ESPP. It does not describe all federal tax consequences under the ESPP Plan, nor does it describe state or local tax consequences.

        Neither the grant of an option nor the purchase of shares under the ESPP results in taxable income to the employee or in a tax deduction for us. An employee who disposes of the shares after having held them for at least two years from the first day of the enrollment period and for at least one year after the purchase date, or who dies at any time while holding the shares, will have ordinary income equal to:

  •
  15% of the fair market value of the shares on the first day of the option period or, if less,

  •
  the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price.

        Any additional gain recognized by the employee in connection with the disposition (except transfer at death) will be treated as a long-term capital gain. No deduction is available to us with respect to these amounts.

        An employee who disposes of the purchased shares before having held them for the one- and two-year holding periods described above will have ordinary income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price. In this case, a corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the disposition will be treated as a capital gain or loss, long-term or short-term depending on the employee's tax holding period in the shares. Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year. The holding period for shares acquired under the ESPP begins on the purchase date.

Required Vote and Recommendation of the Board for Proposal 4

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for approval of the ESPP.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL 4" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

 PROPOSAL 5:

APPROVAL OF AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 70,000,000

        The board of directors has adopted an amendment to our current certificate of incorporation, the proposed form of which is attached to this Proxy Statement as Appendix C, to reduce the number of shares of capital stock we are authorized to issue from 305,000,000 (300,000,000 shares of common stock and 5,000,000 shares of preferred stock), par value $0.001 to 75,000,000 (70,000,000 shares of common stock and 5,000,000 shares of preferred stock), par value $0.001.

        On July 15, 2014, in connection with the Merger of Private Epirus and Zalicus (as described on page 1 of this proxy statement), the Company effected a reverse stock split of our issued common stock by a ratio of 1-for-10 (the "July 2014 Reverse Stock Split"). Upon the effectiveness of the July 2014 Reverse Stock Split, every ten shares of issued common stock (including shares of common stock held in our treasury) were automatically combined into one share of common stock, but the number of total authorized shares was not affected. Therefore, the July 2014 Reverse Stock Split resulted in a substantial increase in the ratio of authorized but unissued shares of common stock to issued and outstanding shares of common stock.

        We are a Delaware corporation and are required to pay annual franchise tax to the State of Delaware. The State of Delaware permits companies to calculate the amount of franchise tax owing based on one of two formulas, whichever results in the least amount of tax. The first formula is based solely on the authorized shares outstanding. The second formula is based on a combination of authorized shares, shares outstanding and total assets of the company. The current maximum amount of franchise tax payable in Delaware is $180,000.

        Under our current certificate of incorporation, our tax due, under either calculation, is $180,000. If our certificate of incorporation is amended to reflect the authorized shares proposed under this proposal, we would save approximately $120,000 in Delaware franchise taxes on an annual basis. We cannot assure you that this type of savings will be realized in the future, as the State of Delaware may change the methods for calculating franchise tax. Similarly, our assets or shares outstanding may change in such a manner as to reduce or eliminate this anticipated savings.

        Reducing the number of authorized shares may make certain corporate transactions more difficult, including, but not limited to, stock splits, stock dividends, acquisitions, capital raising, issuances pursuant to the conversion of outstanding and future convertible securities, or issuances under current and future equity compensation plans. However, the board of directors believes that having 75,000,000 shares authorized (70,000,000 shares of common stock authorized and 5,000,000 shares of preferred stock authorized), which is more than two times our current number of shares outstanding, will be more than adequate for our foreseeable financing or other corporate needs.

Required Vote and Recommendation of the Board for Proposal 5

        The affirmative vote of a majority of our outstanding shares of common stock is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 70,000,000.

 NO INCORPORATION BY REFERENCE

        In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material." In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

        As of the time of preparation of this proxy statement, neither our board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

        Accompanying this proxy statement and posted on our website with this proxy statement, is our annual report on Form 10-K for the fiscal year ended December 31, 2014. Copies of our annual report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, are available free of charge under the Investors tab of our website at www.epirusbiopharma.com.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

        If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
EPIRUS Biopharmaceuticals, Inc.
699 Boylston Street,
Eighth Floor
Boston, MA 02219
or
Call (617) 606-3288

        It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card, by mail, by signing and returning the enclosed proxy card, so that your shares will be represented at the Annual Meeting.

        The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of EPIRUS Biopharmaceuticals, Inc.

Boston, Massachusetts
April 24, 2015

Appendix A

EPIRUS BIOPHARMACEUTICALS, INC.
2015 EQUITY INCENTIVE PLAN

1.     DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award that is intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     LIMITS ON AWARDS UNDER THE PLAN

          (a)   Number of Shares.    Subject to adjustment as provided in Section 7, the maximum number of shares of Stock of the Company reserved and available for issuance under the Plan shall be (i) 1,700,000 shares of Stock, plus (ii) as of the first day of each of fiscal 2016 through 2025, inclusive, an additional number of shares equal to the least of (x) 1,000,000 shares of Stock, (y) 4% of the number of then outstanding shares of Stock, and (z) such lesser number as determined by the Administrator. Notwithstanding the preceding sentence, no more than 11,700,000 shares of Stock may be delivered in satisfaction of ISOs awarded under the Plan. For purposes of this Section 4(a), the shares of Stock underlying any Awards (including any awards granted pursuant to the Prior Plan) that are forfeited, canceled, held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange or similar requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan. After the Effective Date, no awards may be granted under the Prior Plan; however awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.

          (b)   Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

          (c)   Additional Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,500,000. The maximum number of shares of Stock subject to other Awards granted to any person in any calendar year will be 1,500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $5,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m). Notwithstanding any provision to the contrary in the Plan, the sum of the amount of all Cash Awards and the grant date fair value of all other Awards granted to any non-employee director in any calendar year shall not exceed $500,000.

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.     RULES APPLICABLE TO AWARDS

          (a)   ALL AWARDS

            (1)   Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein as determined by the Administrator.

            (2)   Term of Plan.    No Awards may be made after April 2, 2025, but previously granted Awards may continue beyond that date in accordance with their terms.

            (3)   Transferability.    Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

            (4)   Vesting, Etc.    The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

              (A)    subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

              (B)   all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

              (C)   all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

            (5)   Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

            (6)   Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable. Dividend equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the related portion of the Award vests. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Stock Options or SARs.

            (7)   Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

            (8)   Certain Performance Awards.    This Section 6(a)(8) applies to any Performance Award that is intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

          (b)   AWARDS REQUIRING EXERCISE

            (1)   Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

            (2)   Exercise Price.    The Administrator will determine the exercise price (or the base value from which appreciation is to be measured, in the case of a SAR) of each Award requiring exercise. However, the exercise price or base value, as the case may be, may not be less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant. No such Award, once granted, may be repriced other than in accordance with the applicable Nasdaq stockholder approval requirements.

            (3)   Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for any minimum period determined by the Administrator and that have a Fair Market Value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, (v) with respect to any Stock Options that are not ISOs, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, or (vi) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

            (4)   Section 409A Exemption.    Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A. To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

          (c)   AWARDS NOT REQUIRING EXERCISE

          Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.     EFFECT OF CERTAIN TRANSACTIONS

          (a)   MERGERS, ETC.

          Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction. In the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the event of a Covered Transaction (whether or not there is an acquiring or surviving entity) where there is no such assumption or substitution, the Administrator may provide for the termination of any Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the Covered Transaction, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment). If the Administrator does not provide for termination pursuant to the previous sentence (and there is no assumption or substitution as described above), each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Stock Units (including Restricted Stock Units) will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to the preceding sentence in satisfaction of an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

          (b)   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

            (1)   Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 4(a) that may be issued upon the exercise of ISOs, and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

            (2)   Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

            (3)   Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. Notwithstanding the foregoing and any other provision of the Plan to the contrary, the Administrator may not, except as provided in Section 7, take any of the following actions without approval of the Company's stockholders given within 12 months before or after such action: (i) increase the limit imposed in Section 4(a) on the maximum number of shares of Stock that may be issued under the Plan or the additional limits imposed in Section 4(c) or (ii) reduce the exercise price per share of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs, when the exercise price per share of Stock subject to the applicable Stock Options or SARs exceeds the Fair Market Value of the underlying Stock, in exchange for cash, other Awards or Stock Options or SARs with an exercise price per share that is less than the exercise price per share of the original Stock Options or SARs.

10.  OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.  MISCELLANEOUS

          (a)   Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

          (b)   Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the

  Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

          (c)   Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, all Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any other claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator": The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

        "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Notwithstanding the preceding, for purposes of determining eligibility for the grant of an Stock Option or SAR by reason of service with an Affiliate, the term "Affiliate" shall be limited to persons that stand in a relationship to the Company that would result in the Company and such person being treated as an employer under Section 414(b) or Section 414(c) of the Code except that "at least 50%" shall be substituted for "at least 80%" under Section 1563(a)(1), (2), and (3) of the Code and Treas. Reg. Section 1.414(c)-2, all in accordance with the definition of "service recipient" under Section 409A of the Code.

        "Award": Any or a combination of the following:

             (i)  Stock Options.

             (ii)  SARs.

            (iii)  Restricted Stock.

           (iv)  Unrestricted Stock.

            (v)  Stock Units, including Restricted Stock Units.

           (vi)  Performance Awards.

           (vii)  Cash Awards.

          (viii)  Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

        "Board": The Board of Directors of the Company.

        "Cash Award": An Award denominated in cash.

        "Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Compensation Committee": The Compensation Committee of the Board.

        "Company": EPIRUS Biopharmaceuticals, Inc.

        "Covered Transaction": Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Effective Date": The date on which the stockholders of the Company approve the Plan.

        "Employee": Any person who is employed by the Company or an Affiliate.

        "Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "Fair Market Value": As of any given date, the value of a share of Stock determined as follows:

             (i)  If the Stock is (A) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (B) listed on any national market system or (C) listed quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

        "Participant": A person who is granted an Award under the Plan.

        "Performance Award": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria": Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, geographical or individual basis or in combinations thereof): sales; revenues; sales or revenue growth; net income (either before or after taxes); adjusted net income; expenses; earnings or losses before or after deduction for all or any portion of interest, taxes, depreciation, amortization or non-cash equity-based compensation expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; cost of capital; one or more operating ratios; borrowing levels, financial ratios measuring liquidity, activity, productivity or leverage; credit rating; economic value created or added; market share; capital expenditures; cash flow (including, but not limited to, operating cash flow and free cash flow); stock price; stockholder return; operating earnings or profits (either before or after taxes); expenses; working capital; successful hiring of key individuals; introduction or development of new technologies; product introduction or development, any clinical trial accomplishments, regulatory or other filings or approvals, other product development milestones; geographic business expansion; cost targets; employee satisfaction; information technology development or acquisition; manufacturing or process development; resolution of significant litigation; legal compliance or risk reduction; patent application or patent issuances; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); corporate development, including without limitation, joint ventures, collaborations and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), to the extent applicable, the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the applicable performance period; items related to the sale or disposition of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; any other items of significant income or expense that are determined to be appropriate adjustments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company's core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or items relating to any other unusual or nonrecurring corporate transactions, events or developments or changes in applicable law, applicable accounting standards or business conditions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan": The EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan as from time to time amended and in effect.

        "Prior Plan": The CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan as amended from time to time.

        "Restricted Stock": An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Restricted Stock Unit": A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

        "Section 162(m)": Section 162(m) of the Code.

        "Section 409A": Section 409A of the Code.

        "SARs": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

        "Stock": Common Stock of the Company, par value $.001 per share.

        "Stock Unit": An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

        "Stock Options": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

        "Unrestricted Stock": An Award of Stock not subject to any restrictions under the terms of the Award.

Appendix B

EPIRUS BIOPHARMACEUTICALS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1.

PURPOSE

        The purposes of this EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the "Plan") are to assist Eligible Employees of EPIRUS Biopharmaceuticals, Inc. (the "Company"), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

        2.1    "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 11. The term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article 11.

        2.2    "Applicable Law" shall mean any applicable law, including without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

        2.3    "Board" shall mean the Board of Directors of the Company.

        2.4    "Change in Control" shall mean and include each of the following:

          (a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clause (i) and (ii) of paragraph (c) below) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or 2.4(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

               (i)  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

               (ii)  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

        The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.5    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

        2.6    "Common Stock" shall mean the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article 8.

        2.7    "Company" shall mean EPIRUS Biopharmaceuticals, Inc.

        2.8    "Compensation" of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

        2.9    "Designated Subsidiary" shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

        2.10  "Effective Date" shall mean the date this Plan is approved by the stockholders of the Company.

        2.11  "Eligible Employee" shall mean an Employee of the Company or any Designated Subsidiary: (a) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (b) whose customary employment is for more than twenty hours per week; and (c) whose customary employment is for more than five months in any calendar year. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in an Offering Period if:

(i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e). For purposes of clause (a) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

        2.12  "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. "Employee" shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

        2.13  "Enrollment Date" shall mean the first Trading Day of each Offering Period.

        2.14  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.15  "Fair Market Value" means, as of any given date, the fair market value of a Share on the date determined as follows:

          (a)    If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.16  "Offering Document" shall have the meaning given to such term in Section 4.1.

        2.17  "Offering Period" shall have the meaning given to such term in Section 4.1.

        2.18  "Parent" shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.19  "Participant" shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

        2.20  "Plan" shall mean this EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, as it may be amended from time to time.

        2.21  "Purchase Date" shall mean the last Trading Day of each Offering Period.

        2.22  "Purchase Price" shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 8 and shall not be less than the par value of a Share.

        2.23  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        2.24  "Share" shall mean a share of Common Stock.

        2.25  "Subsidiary" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

        2.26  "Trading Day" shall mean a day on which national stock exchanges in the United States are open for trading.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.    Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 352,722 Shares. In addition to the foregoing, subject to Article 8, on the first day of each calendar year beginning on January 1, 2016 and ending on and including January 1, 2025, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the least of (a) 120,000 Shares, (b) 0.5% of the Shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (c) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to rights granted under the Plan shall not exceed an aggregate of 1,552,722 Shares, subject to Article 8.

        3.2    Stock Distributed.    Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE 4.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

        4.1    Offering Periods.    The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an "Offering Period") selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an "Offering Document" adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

        4.2    Offering Documents.    Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

          (a)    the length of the Offering Period, which period shall not exceed twenty-seven months;

          (b)    the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 10,000 shares;

          (c)    such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

        5.1    Eligibility.    Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

        5.2  Enrollment in Plan.

          (a)    Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Administrator provides.

          (b)    Each subscription agreement shall designate a whole percentage of such Eligible Employee's Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 10% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

          (c)    A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company's receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant's cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 7.

          (d)    Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

        5.3    Payroll Deductions.    Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant's authorization is applicable, unless sooner terminated by the Participant as provided in Article 7.

        5.4    Effect of Enrollment.    A Participant's completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article 7 or otherwise becomes ineligible to participate in the Plan.

        5.5    Limitation on Purchase of Common Stock.    An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under "employee stock purchase plans" of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

        5.6    Decrease or Suspension of Payroll Deductions.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant's payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

        5.7    Foreign Employees.    In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this

Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        5.8    Leave of Absence.    During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE 6.

GRANT AND EXERCISE OF RIGHTS

        6.1    Grant of Rights.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole shares of the Company's Common Stock as is determined by dividing (a) such Participant's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last day of the Offering Period.

        6.2    Exercise of Rights.    On each Purchase Date, each Participant's accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant's account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

        6.3    Pro Rata Allocation of Shares.    If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

        6.4    Withholding.    At the time a Participant's rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the

Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

        6.5    Conditions to Issuance of Common Stock.    The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

          (a)    The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

          (b)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; and

          (c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

          (d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

          (e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE 7.

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

        7.1    Withdrawal.    A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than one week prior to the end of the Offering Period. All of the Participant's payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant's rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new subscription agreement.

        7.2    Future Participation.    A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

        7.3    Cessation of Eligibility.    Upon a Participant's ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 7 and the payroll deductions credited to such Participant's account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant's rights for the Offering Period shall be automatically terminated.

 ARTICLE 8.

ADJUSTMENTS UPON CHANGES IN STOCK

        8.1    Changes in Capitalization.    Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

        8.2    Other Adjustments.    Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

          (a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

          (b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

          (c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

          (d)    To provide that Participants' accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants' rights under the ongoing Offering Period(s) shall be terminated; and

          (e)    To provide that all outstanding rights shall terminate without being exercised.

        8.3    No Adjustment Under Certain Circumstances.    No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

        8.4    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 9.

AMENDMENT, MODIFICATION AND TERMINATION

        9.1    Amendment, Modification and Termination.    The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company's stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

        9.2    Certain Changes to Plan.    Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

        9.3    Actions In the Event of Unfavorable Financial Accounting Consequences.    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (a)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (b)    shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

          (c)    allocating Shares.

        Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

        9.4    Payments Upon Termination of Plan.    Upon termination of the Plan, the balance in each Participant's Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE 10.

TERM OF PLAN

        The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE 11.

ADMINISTRATION

        11.1    Administrator.    Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the "Committee"). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

        11.2    Action by the Administrator.    Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        11.3    Authority of Administrator.    The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (a)    To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

          (b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

          (c)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (d)    To amend the Plan as provided in Article 9.

          (e)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        11.4    Decisions Binding.    The Administrator's interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12.

MISCELLANEOUS

        12.1    Restriction upon Assignment.    A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant's interest in the Plan, the Participant's rights under the Plan or any rights thereunder.

        12.2    Rights as a Stockholder.    With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant's rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

        12.3    Interest.    No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

        12.4    Designation of Beneficiary.

          (a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Date on which the Participant's rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the Participant's rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant's spouse.

          (b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        12.5    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        12.6    Equal Rights and Privileges.    Subject to Section 5.7, all Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

        12.7    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        12.8    Reports.    Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        12.9    No Employment Rights.    Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

        12.10    Notice of Disposition of Shares.    Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

        12.11    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

        12.12    Electronic Forms.    To the extent permitted by applicable state law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * *

Appendix C

PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO THE SIXTH
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EPIRUS BIOPHARMACEUTICALS, INC.

        EPIRUS Biopharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

          1.     The name of the Corporation is EPIRUS Biopharmaceuticals, Inc. The date of the filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 28, 2000.

          2.     This Certificate of Amendment amends certain provisions of the Corporation's Sixth Amended and Restated Certificate of Incorporation, as amended, and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

          3.     That upon the effectiveness of this Certificate of Amendment, paragraph A of Article III of the Corporation's Sixth Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety, such that, as amended, said paragraph shall read in its entirety as follows:

    "A. CLASSES OF STOCK. This corporation is authorized to issue 75,000,000 shares. 70,000,000 shares shall be Common Stock with a par value of $0.001 per share ("Common Stock") and 5,000,000 shares shall be Preferred Stock with a par value of $0.001 per share ("Preferred Stock")."

        IN WITNESS WHEREOF, EPIRUS Biopharmaceuticals, Inc. has caused this Certificate of Amendment to be executed this             day of                  , 2015.

EPIRUS BIOPHARMACEUTICALS, INC.
By:
Name:
Title:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EPIRUS BIOPHARMACEUTICALS, INC. M89587-P64045 EPIRUS BIOPHARMACEUTICALS, INC. 699 BOYLSTON STREET, 8TH FLOOR BOSTON, MA 02116 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting fi rm for the fi scal year ending December 31, 2015. 5. To approve an amendment to the Company's sixth amended and restated certifi cate of incorporation, as amended, to decrease the number of authorized shares of common stock from 300,000,000 to 70,000,000. 3. To approve the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan. 4. To approve the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offi cer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) Geoffrey Duyk, M.D., Ph.D. 02) Daotian Fu, Ph.D. 03) Scott Rocklage, Ph.D. For Against Abstain

EPIRUS BIOPHARMACEUTICALS, INC. Annual Meeting of Stockholders June 4, 2015 9:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Amit Munshi and Thomas Shea, and each of them, as proxies, each with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EPIRUS Biopharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 4, 2015 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. (Continued and to be signed on reverse side) M89588-P64045 Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)